Exhibit 99.(a)(1)(A)

SILICON STORAGE TECHNOLOGY, INC.

OFFER TO AMEND ELIGIBLE 409A OPTIONS
AND TO REPLACE ELIGIBLE UNDERWATER OPTIONS

April 3, 2008

SILICON STORAGE TECHNOLOGY, INC.
OFFER TO AMEND ELIGIBLE 409A OPTIONS
AND TO REPLACE ELIGIBLE UNDERWATER OPTIONS

SUMMARY TERM SHEET

APRIL 3, 2008

This offer to amend and offer to replace expire at

11:59 p.m., Pacific Daylight Time on May 1, 2008, unless extended.

Silicon Storage Technology, Inc. (“SST,” “us” or “we”) is making this offer (the “Offer”) to certain individuals to amend and/or replace certain outstanding stock options to purchase our common stock that were previously granted under the Silicon Storage Technology, Inc. 1995 Equity Incentive Plan, as amended (the “Plan”).  This introductory document, the attached Offering Memorandum (including the Summary Term Sheet), and the attached exhibits contain all the terms and conditions of the Offer.

This Offer has two separate parts:

•                                        Offer to Amend:  Some of our employees hold stock options with exercise prices that may be lower than the fair market value of our common stock on the applicable grant date, as determined for tax purposes. These options may therefore be subject to adverse tax consequences under Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”).  To address this situation, we are offering to amend these options to help each eligible optionee avoid or minimize such adverse taxation (the “Offer to Amend”).

•                                           Offer to Replace:  Many of our employees hold stock options with exercise prices that significantly exceed the current trading price of our common stock.  We refer to these options as “underwater” options.  These options no longer provide the long-term incentive and retention objectives that they were intended to provide. To address this situation, we are offering each eligible optionee holding one or more of these options the opportunity to replace those options with new options having different terms (as described below) including a lower exercise price (the “Offer to Replace”).

A significant number of employees who are eligible to participate in the Offer to Amend will, after completing the Offer to Amend, also be eligible to participate in the Offer to Replace with respect to those Amended Options (as defined below).

Below is a summary of the general requirements and mechanics of both the Offer to Amend and the Offer to Replace.  If you hold an Eligible 409A Option (as defined in the table below) you should read the column entitled “Offer to Amend” first, and then the column entitled “Offer to Replace.”

	OFFER TO AMEND	OFFER TO REPLACE
Eligible Participants

Must be a current employee of SST (or any SST subsidiary) on the Expiration Date (as defined below) who is or may be subject to income taxation with respect to that option prior to its exercise during the term of that option in the United States

Must be a current employee of SST (or any SST subsidiary) on the Expiration Date (as defined below) (an “Eligible Underwater Optionee”).

	OFFER TO AMEND	OFFER TO REPLACE
	(an “Eligible 409A Optionee”). No current or former executive officers of SST and no current or former members of SST’s Board of Directors are eligible to participate.	No current or former executive officers of SST and no current or former members of SST’s Board of Directors are eligible to participate.

Rationale for Offer

Unless remedial action is taken to adjust the exercise price of an Eligible 409A Option (as defined below), the option may be treated as a below-market grant subject to adverse tax consequences under Section 409A. These potential adverse tax consequences are more fully described below.

Many of our employees hold stock options with exercise prices that significantly exceed the current trading price of our common stock. We wish to exchange these “underwater options” for new options that will have an exercise price equal to the closing price per share of our common stock on the Expiration Date as reported on the NASDAQ Global Market.

General Requirements

The option was granted under the Plan.

The option is outstanding on the date that the Offer expires, which is May 1, 2008, unless we extend the expiration of the Offer (such date, or any authorized extension, the “Expiration Date”).

If you hold more than one Eligible 409A Option and you wish to participate in the Offer to Amend, you must tender all of your Eligible 409A Options (i.e., all or none of your Eligible 409A Options must be amended pursuant to the Offer to Amend).

The option was granted under the Plan.

The option is outstanding on the Expiration Date.

If you hold one or more Eligible 409A Options and you wish to participate in the Offer to Replace, you must first tender all of your Eligible 409A Options in the Offer to Amend.

Exercise Price

The option has been designated by SST as a “409A Option” such that the current exercise price is less than the fair market value per share of SST’s common stock on the date for that option that has been determined to be the “revised measurement date” for financial accounting purposes (an “Eligible 409A Option”).

The option (a) has an exercise price per share immediately after the Expiration Date that is (1) greater than $4.00 and (2) greater than the closing price per share of SST’s common stock on the Expiration Date as reported on the NASDAQ Global Market; or (b) is an Eligible 409A Option that (1) has been tendered in the Offer to Amend, (2) has an Adjusted Exercise Price that is greater than $4.00 and (3) has an Adjusted Exercise Price that is greater than the closing price per share of SST’s common stock on the

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	OFFER TO AMEND	OFFER TO REPLACE
Expiration Date as reported on the NASDAQ Global Market. Each such option is an “Eligible Underwater Option.”

Terms of Offer

On the Expiration Date, SST will increase the exercise price per share for any tendered Eligible 409A Option to the fair market value per share of SST’s common stock on the revised measurement date determined for that option for financial accounting purposes (the “Adjusted Exercise Price”).

The option, as so amended for the Adjusted Exercise Price, is called an “Amended Option.” The terms of the Amended Options will be set forth in a new Stock Option Agreement.

On the next business day following the Expiration Date, SST will cancel tendered Eligible Underwater Options in exchange for new non-statutory stock options granted pursuant to the Plan (each, a “New Option”). The New Option will be evidenced by a new Stock Option Agreement reflecting the terms of your New Options, including your New Option Price, vesting schedule and term of the New Option.

These New Options will have an exercise price per share equal to the closing price per share of our common stock on the Expiration Date as reported on the NASDAQ Global Market.

Terms of New Options

Other than the Adjusted Exercise Price and status as a non-statutory stock option, all other terms of the Eligible 409A Option will remain the same, including the vesting schedule and the term of the option.

New Options will have a new eight year term and a new vesting schedule based on the vested status of the underlying Eligible Underwater Options in effect on the Expiration Date. See “New Vesting Schedule” below. Additionally, each New Option will be treated as a non-statutory stock option, regardless of whether the Eligible Underwater Option was granted as an incentive stock option.

Exchange Ratio	Not applicable.	See the table immediately below for the applicable exchange ratio for the number of New Options you will receive in exchange for your Eligible Underwater Options.

New Vesting Schedule	Not applicable.

If your Eligible Underwater Option is 100% vested on the Expiration Date: Your New Option will be subject to a one-year cliff vest, with 100% of the New Option vesting on the one-year anniversary of the Expiration Date, subject to continued employment through and

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	OFFER TO AMEND	OFFER TO REPLACE

on such date.

If your Eligible Underwater Option is not fully vested on the Expiration Date: Your New Option will be subject to a four-year vest, with 25% of the New Option vesting on the one-year anniversary of the Expiration Date, and 1/48th of the New Option vesting monthly thereafter, subject to continued employment through and on each such date.

Dual Participation in the Offer to Amend and the Offer to Replace

If after completing the Offer to Amend, your Eligible 409A Option, as amended, has an exercise price per share that (1) is greater than $4.00 and (2) you expect will be greater than the closing price per share of our common stock on the Expiration Date as reported on the NASDAQ Global Market, you should then follow the procedure for making an election to participate in the Offer to Replace.

Not applicable.

Below is a summary of the exchange ratios for Eligible Underwater Options which are exchanged for New Options pursuant to the Offer to Replace:

OFFER TO REPLACE – EXCHANGE RATIOS(1)

Current Exercise Price	New Option
The current exercise price is less than or equal to $5.25 per share.	1 New Option for every 1.45 Eligible Underwater Options exchanged.

The current exercise price is equal to or greater than $5.26 per share, but less than or equal to $10.00 per share.	1 New Option for every 2.5 Eligible Underwater Options exchanged.

The current exercise price is equal to or greater than $10.01 per share, but less than or equal to $15.00 per share.	1 New Option for every 8 Eligible Underwater Options exchanged.

The current exercise price is equal to or greater than $15.01 per share.	1 New Option for every 10 Eligible Underwater Options exchanged.

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(1)      For purposes of applying the above exchange ratios, fractional New Options will be rounded down to the nearest whole New Option on a grant by grant basis.

Shares of our common stock are listed on the NASDAQ Global Market under the symbol “SSTI.”  On March 31, 2008, the last reported sale price of our common stock on the NASDAQ Global Market was $2.62 per share.  Neither the exercise price currently in effect for Eligible 409A Options or Eligible Underwater Options (together, “Eligible Options”), nor the Adjusted Exercise Price for Amended Options, nor the New Option Price for New Options nor any of the exchange ratios is meant to reflect our view of what the trading price of our common stock will be in the short, medium or long-term.

General Information:

If you are an Eligible Optionee, then you will receive a Commencement Notice, filed as an exhibit to this Offer, by email on the commencement date of the Offer announcing the Offer.  All of the material documents related to the Offer will be available at https://ssti.equitybenefits.com, as will your personalized information, including, with respect to each of your then-outstanding options granted under the Plan:

•                  the grant date indicated for the options in the applicable option agreement,

•                  the current exercise price per share for each option,

•                  whether the options are Eligible 409A Options and, if the options are Eligible 409A Options, (a) the revised measurement dates determined for those options for financial accounting purposes, and (b) the new exercise price per share of SST’s common stock on the applicable revised measurement dates.

If you have difficulty accessing the tender offer website, or if you wish to request a paper copy of your personalized information, please contact SST Stock Administration at stockadmin@SST.com or (408) 720-6549.

The Commencement Notice will also provide a link to our tender offer website, https://ssti.equitybenefits.com, where you can make your elections with respect to the Offer.

Whether you accept this Offer or not, you must complete and submit an Election Form that sets forth your election for each of your Eligible Options. Your completed Election Form, and any subsequent change thereto, must be submitted by 11:59 p.m., Pacific Daylight Time, on May 1, 2008 (or a later date if we extend the Offer).  You may change your elections at any time prior to the expiration of the Offer on the Expiration Date.  If we do not receive your Election Form by 11:59 p.m., Pacific Daylight Time, on the Expiration Date, you will be deemed to have rejected the Offer.  Please refer to Section 4 of the Offering Memorandum for a discussion of the procedures for participating in the Offer to Amend and/or Offer to Replace.

You should direct questions about the Offer to SST Stock Administration via email at stockadmin@SST.com, via facsimile at (408) 523-7707 or via phone at (408) 720-6549.  However, we have not authorized anyone to give you any information or to make any representation in connection with this Offer other than the information and representations contained in this introductory document, the Offering Memorandum, the exhibits attached hereto and the related Tender Offer Statement on Schedule TO.  If anyone makes any representation or gives you any information that is different from the representations and information contained in these documents, you must not rely upon that representation or information as having been authorized by us. We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your Eligible Options pursuant to the Offer.

Although our Board of Directors has approved this Offer, neither we nor our Board of Directors will make any recommendation as to whether you should tender your Eligible Options for amendment or replacement.  You must make your own decision whether to tender your Eligible Options after taking into account your own personal circumstances and preferences.  You should be aware that adverse tax consequences under Section 409A may apply to your Eligible 409A Options if they are not amended pursuant to this Offer, and you will be solely responsible for any taxes, interest or penalties you may incur under

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Section 409A.  Further, if you hold Eligible Options and are subject to taxation in a country other than the United States, please refer to Attachment B for further details.  We recommend that you consult with your personal tax, financial and legal advisors to determine the consequences of tendering or not tendering your Eligible Options pursuant to the Offer.

Shares of our common stock are listed on the NASDAQ Global Market under the symbol “SSTI.”  On March 31, 2008, the last reported sale price of our common stock on the NASDAQ Global Market was $2.62 per share.  As of March 31, 2008, options to purchase 12,411,392 shares of our common stock were issued and outstanding under the Plan, including Eligible 409A Options to purchase up to 1,678,938 shares of our common stock.  As of March 31, 2008, based on the last reported sales price of our common stock on such date, options covering 5,216,375 shares of our common stock would be deemed Eligible Underwater Options.

The Offer has not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state or foreign securities commission, nor has the SEC or any state or foreign securities commission passed upon the accuracy or adequacy of the information contained in this Offer.  Any representation to the contrary is a criminal offense.

You are receiving the Offer materials by electronic means.  You may request a written copy of any or all of these materials at no charge by contacting SST Stock Administration at stockadmin@SST.com or (408) 720-6549.

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OFFERING MEMORANDUM

TABLE OF CONTENTS

		PAGE

INDEX TO FREQUENTLY ASKED QUESTIONS		1

FREQUENTLY ASKED QUESTIONS		3

CERTAIN RISKS OF PARTICIPATING IN THE OFFER		20

THE OFFER		24

1.	Material Terms; Additional Definitions; Offer to Amend Eligible 409A Options; Offer to Replace Eligible Underwater Options; Terminated Employees; Expiration Date; No Other Rights; Additional Considerations	24

2.	Purpose of the Offer	31

3.	Status of Eligible Options Not Amended or Replaced	32

4.	Procedures for Tendering Eligible 409A Options and Eligible Underwater Options	33

5.	Withdrawal Rights	35

6.	Acceptance of Eligible 409A Options for Amendment and Eligible Underwater Options for Replacement	36

7.	Conditions of the Offer	37

8.	Price Range of Common Stock Underlying the Options	39

9.	Source and Amount of Consideration; Terms of Amended Options or New Options	40

10.	New Options Will Differ from the Eligible Underwater Options They Replace	42

11.	Information Concerning SST	42

12.	Interests of Directors and Officers; Transactions and Arrangements Concerning the Options; Material Agreements with Directors and Officers	44

13.	Accounting Consequences of the Offer	46

14.	Legal Matters; Regulatory Approvals	46

15.	Material U.S. Federal Income Tax Consequences	46

16.	Extension of the Offer; Termination; Amendment	49

17.	Fees and Expenses	49

18.	Additional Information	49

19.	Forward-looking Statements; Miscellaneous	50

ATTACHMENT A	LIST OF FOREIGN TAX JURISDICTIONS

ATTACHMENT B	FOREIGN TAX CONSEQUENCES

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INDEX TO FREQUENTLY ASKED QUESTIONS

QUESTION		PAGE

Q1.	Why is SST making the Offer?	3

Q2.	What options are eligible for amendment or replacement pursuant to the Offer? Who is eligible to participate in the Offer?	4

Q3.	What happens if my options are deemed to be subject to Section 409A?	5

Q4.	Why may SST stock options be deemed to have been granted at a discount for purposes of Section 409A?	7

Q5.	What defined terms are important to understand the Offer?	7

Q6.	Do I have to accept the Offer with respect to all of my Eligible Options or may I decide to accept the Offer with respect to only a portion of my Eligible Options?	8

Q7.	Are current or former SST executive officers and members of the Board of Directors eligible to participate in the Offer?	9

Q8.	What happens if I am not a current employee on the Expiration Date?	9

Q9.	If I accept the Offer to Amend, am I guaranteed that my Eligible 409A Options will not be subject to the adverse personal tax consequences under Section 409A?	9

Q10.	What are the tax consequences if I tender my Eligible 409A Options for amendment pursuant to the Offer to Amend or my Eligible Underwater Options for replacement pursuant to the Offer to Replace?	10

Q11.	What are the tax consequences if I do not tender my Eligible 409A Options for amendment pursuant to the Offer to Amend?	10

Q12.	Is it possible that I may be worse off by participating in the Offer to Amend or the Offer to Replace?	10

Q13.	What securities are subject to the Offer?	11

Q14.	Does the Offer apply to shares of SST common stock that I currently own?	11

Q15.	What happens to my stock options that I have already exercised?	12

Q16.	Am I required to participate in the Offer?	12

Q17.	Will my decision about whether or not to participate in the Offer affect my eligibility to receive future equity awards from SST?	12

Q18.	Will the terms and conditions of my Amended Options be the same as those currently in effect for my Eligible 409A Options?	12

Q19.	Will the terms and conditions of my New Options be the same as those currently in effect for my Eligible Underwater Options?	13

Q20.	How many New Options will I receive for the Eligible Underwater Options that I exchange?	13

Q21.	Why isn’t the exchange ratio simply one-for-one?	14

Q22.	What will be the purchase price of my New Options?	14

Q23.	When will my New Options vest?	14

Q24.	When will my Eligible 409A Options be amended and my Eligible Underwater Options be replaced?	15

Q25.	When can I exercise my Amended Options and New Options?	15

QUESTION		PAGE

Q26.	Can I exercise my Eligible Options after I tender my Eligible Options but before amendment or replacement?	15

Q27.	If my Eligible Options were originally granted as incentive stock options, will participation in the Offer cause these options to be treated as non-statutory stock options?	15

Q28.	What are the conditions of the Offer?	16

Q29.	When does the Offer expire? Can the Offer be extended, and if so, how will I be notified if it is extended?	16

Q30.	How and when do I tender my Eligible Options?	16

Q31.	Will SST tell me if there is a problem with my Election Form?	17

Q32.	During what period of time may I change my election with respect to my Eligible Options?	18

Q33.	If I am an Eligible Optionee but I do NOT want to tender my Eligible Options, do I need to fill out an Election Form?	18

Q34.	Does SST make any recommendations as to whether I should tender my Eligible Options for amendment and/or replacement pursuant to the Offer?	18

Q35.	What are some of the key dates to remember?	18

Q36.	Where can I find more information about the Offer?	19

Q37.	To whom can I talk if I have questions about the Offer?	19

FREQUENTLY ASKED QUESTIONS

The following are answers to some of the questions that you may have about this offer (the “Offer”).  We urge you to read carefully the entire Offering Memorandum because the information in these frequently asked questions (“FAQs”) and in the Summary Term Sheet preceding the Offering Memorandum is not complete and may not contain all of the information that is important to you.  Additional important information is contained in the remainder of the Offering Memorandum, the Commencement Notice and the Election Forms.  We have included references to the relevant sections of the Offering Memorandum where you can find a more complete description of the topics in these FAQs.

Q1.                            Why is SST making the Offer?

A1.                             The Offer to Amend.  We are making the Offer to Amend (as defined below) because of potential adverse tax consequences that may apply to Eligible 409A Options (as defined below).  As a result of our review of our historical option grant practices, we have determined that each Eligible 409A Option was incorrectly priced for financial accounting purposes in that the exercise price per share currently in effect for that option was based on the fair market value per share of our common stock on a date other than the date which has now been determined to be the revised measurement date for financial accounting purposes.

Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) (“Section 409A”), provides that an option granted with a below-market exercise price may be subject to adverse income taxation on the dates that option vests, on each December 31 thereafter and on the date that option is exercised, unless that option is brought into compliance with Section 409A of the Code before exercise and before December 31, 2008.  The taxes, penalties and interest can exceed 80% of the amount realized from the option and may exceed the entire amount realized from the option.  See Q3. “What happens if my options are deemed to be subject to Section 409A?”

By reason of their revised measurement dates, Eligible 409A Options may be deemed to be below-market options under Section 409A.  Accordingly, SST has decided to provide Eligible Optionees with the opportunity to bring Eligible 409A Options into compliance by amending the exercise price per share to the Adjusted Exercise Price (as defined below).  By taking such remedial action, Eligible 409A Optionees can help avoid or minimize the adverse tax consequences under Section 409A that are summarized in Section 2 of the Offer.  See Section 2 of the Offering Memorandum entitled “Purpose of the Offer” for more information.

The Offer to Replace.  We believe the Offer to Replace (as defined below) is an effective means of recognizing employee contributions and aligning employee and shareholder interests.  Stock options have been, and continue to be, a key part of our employee incentive compensation and retention programs.  Stock options are designed to motivate and reward employees’ efforts toward our growth and success. However, many of our employees hold stock options with exercise prices that significantly exceed the current trading price of our common stock.  We refer to these options as “underwater” options.  These options no longer provide the long-term incentive and retention objectives that they were intended to provide.  The Offer to Replace is intended to address this situation.  See Section 2 of the Offering Memorandum entitled “Purpose of the Offer” for more information.

Given (i) the adverse tax consequences that are possible under Section 409A for Eligible 409A Options, (ii) the desire to make the Offer to Replace as broadly available as possible to Eligible 409A Optionees, and (iii) the confusion that would likely arise if only a portion of an Eligible 409A Option award is tendered in the Offer to Amend or the Offer to Replace, we are requiring any Eligible Optionee who holds an Eligible 409A Option and who wishes to participate in the Offer to Replace to tender all Eligible 409A Options in the Offer to Amend as a condition to participation in the Offer to Replace.

Q2.                            What options are eligible for amendment or replacement pursuant to the Offer?  Who is eligible to participate in the Offer?

A2.                             An option to purchase shares of our common stock may be tendered pursuant to the Offer only if that option and the applicable individual meet each of the following conditions:

	OFFER TO AMEND	OFFER TO REPLACE
Eligible Participants

Must be a current employee of SST (or any SST subsidiary) on the Expiration Date (as defined below) who is or may be subject to income taxation in the United States with respect to that option during the term of that option (an “Eligible 409A Optionee”).

No current or former executive officers of SST and no current or former members of SST’s Board of Directors are eligible to participate.

Must be a current employee of SST (or any SST subsidiary) on the Expiration Date (as defined below) (an “Eligible Underwater Optionee”).

No current or former executive officers of SST and no current or former members of SST’s Board of Directors are eligible to participate.

General Requirements

The option was granted under the Silicon Storage Technology, Inc. 1995 Equity Incentive Plan, as amended (the “Plan”).

The option is outstanding on the date that the Offer expires, which is May 1, 2008, unless we extend the expiration of the Offer (such date, or any authorized extension, the “Expiration Date”).

If you hold more than one Eligible 409A Option and you wish to participate in the Offer to Amend, you must tender all of your Eligible 409A Options (i.e., all or none of your Eligible 409A Options must be amended pursuant to the Offer to Amend).

The option was granted under the Plan.

The option is outstanding on the Expiration Date.

If you hold one or more Eligible 409A Options and you wish to participate in the Offer to Replace, you must first tender all of your Eligible 409A Options in the Offer to Amend.

Exercise Price

The option has been designated by SST as a “409A Option” (such that the current exercise price is less than the fair market value per share of SST’s common stock on the “revised measurement date” for financial accounting purposes (an “Eligible 409A Option”).

The option (a) has an exercise price per share immediately after the Expiration Date that is (1) greater than $4.00 and (2) greater than the closing price per share of SST’s common stock on the Expiration Date as reported on the NASDAQ Global Market; or (b) is an Eligible 409A Option that (1) has been tendered in the Offer to Amend, (2) has an Adjusted Exercise Price that is greater than $4.00 and (3) has an

OFFER TO AMEND	OFFER TO REPLACE
Adjusted Exercise Price that is greater than the closing price per share of SST’s common stock on the Expiration Date as reported on the NASDAQ Global Market (an “Eligible Underwater Option”).

An individual who is an Eligible 409A Optionee and/or an Eligible Underwater Optionee is referred to as an “Eligible Optionee.”

An option that satisfies each of the foregoing conditions is designated an “Eligible Option” for purposes of the Offer.  An Eligible 409A Option once amended pursuant to the Offer to Amend may become an Eligible Underwater Option.

If you have a question as to whether any option that you were granted is an Eligible Option, please see the personalized Election Form available to you at https://ssti.equitybenefits.com.  If you have any questions regarding your Election Form, please contact SST Stock Administration at stockadmin@SST.com or (408) 720-6549.

See Section 1 of the Offering Memorandum entitled “Material Terms; Additional Definitions; Offer to Amend Eligible 409A Options; Offer to Replace Eligible Underwater Options; Terminated Employees; Expiration Date; No Other Rights; Additional Considerations” for more information on which options are Eligible Options.

Q3.                            What happens if my options are deemed to be subject to Section 409A?

A3.                             Based on currently available guidance provided by the Internal Revenue Service (the “IRS”), we believe that the following adverse U.S. federal tax consequences apply to certain portions of the Eligible 409A Options if (i) they are not amended pursuant to the Offer and (ii) they are not exercised following termination of employment and prior to December 31, 2008:

•                  Adverse taxation under Section 409A applies to the portion of the Eligible 409A Options that:

(i) vests on or after January 1, 2005, and

(ii) vested prior to January 1, 2005, but that is subsequently materially modified.

Such portion of the Eligible 409A Options will be referred to in this Question and Answer 3 as “Subject 409A Options.”

•                  In the year the affected portion of the Eligible 409A Option vests:

(i)                                    The Eligible 409A Optionee will generally recognize taxable income in the tax year(s) starting in 2005 when the Subject 409A Option vests (except to the extent such Subject 409A Option was exercised before December 31, 2005).  The amount of income recognized in connection with vesting will likely be equal to the fair market value of the newly vested shares, less the exercise price payable for those shares.  While it is not clear when this income would be measured, as the IRS has not yet issued final guidance on this point, the amount of income will likely be based on the value of the shares either on the vesting date or on December 31 of the year in which the option vests.

(ii)                              The Eligible 409A Optionee will incur an additional 20% federal income tax because of Section 409A on the income recognized in connection with vesting.

(iii)                           The Eligible 409A Optionee will also be liable for additional tax in the nature of interest if the income should have been reported in an earlier tax year than first reported and for each year thereafter until the income is reported and paid.

(iv)                          This taxation could occur even though the Subject 409A Option remains unexercised.

•                  In the years between the year of vesting and the year of exercise:

(i)                                 The Eligible 409A Optionee will generally recognize taxable income with respect to the Subject 409A Option in the tax year(s) between the year of vesting and the year of exercise.  The amount of income recognized will likely be equal to the fair market value of the vested shares on December 31 of such tax year, less the exercise price payable for those shares and less any income previously recognized.

(ii)                              The Eligible 409A Optionee will incur an additional 20% federal income tax because of Section 409A on the income recognized on that December 31.

(iii)                           The Eligible 409A Optionee will also be liable for additional tax in the nature of interest if the income should have been reported in an earlier tax year than first reported and for each year thereafter until the income is reported and paid.

(iv)                          This taxation could occur even though the Subject 409A Option remains unexercised.

•                  In the year the Subject 409A Option is exercised:

(i)                                 The Eligible 409A Optionee will generally recognize taxable income in the tax year(s) after 2005 when the Subject 409A Option is exercised.  The amount of income recognized in connection with the exercise of the option will likely be equal to the fair market value of the purchased shares on the date of exercise, less the sum of the exercise price paid and any income previously recognized (i.e., income recognized upon vesting and each December 31 thereafter).

(ii)                              The Eligible 409A Optionee will incur an additional 20% federal income tax because of Section 409A on the income recognized in connection with the bullets above.

In addition, certain states have also adopted tax laws that may operate in a manner similar to Section 409A such that an Eligible 409A Optionee may also incur additional taxes and penalties under such state law provisions with respect to Subject 409A Options based on the state in which he or she is subject to taxation.  For instance, California has adopted a provision similar to Section 409A that will likely result in the aggregate state and federal income tax, penalties and interest paid of approximately 80% or more of the amount recognized from a Subject 409A Option for individuals subject to taxation in California.  You are strongly encouraged to consult with your personal tax advisor to confirm your individual federal and state tax consequences.

As indicated in the first bullet point above, the portion of an Eligible 409A Option that vested prior to January 1, 2005 and that is not subsequently modified (such as through the acceptance of the Offer to Replace) should not be subject to adverse taxation under Section 409A.

You should consult with your personal financial, tax and legal advisors with regard to the impact of Section 409A (and applicable state tax laws) on your Eligible 409A Options and your participation in the Offer.  However, you should note that SST must report to the IRS (and any applicable state taxing authorities), and make applicable tax withholdings, in respect of any income that should be recognized by an Eligible 409A Optionee under Section 409A and other applicable tax laws in connection with Eligible

409A Options that are not amended in the Offer to Amend.  You will be solely responsible for any income taxes, penalties, and interest payable, including under Section 409A and state and foreign tax laws.  Please see Section 15 of the Offering Memorandum entitled “Material U.S. Federal Income Tax Consequences” for more information on the tax laws applicable to Eligible 409A Options and the tax effects of the Offer.

As almost all Eligible 409A Options would have an Adjusted Exercise Price that is (1) greater than $4.00 per share and (2) greater than the closing price per share of our common stock on the Expiration Date as reported on the NASDAQ Global Market, and therefore will be eligible to participate in the Offer to Replace, we are requiring that any Eligible Optionee who holds an Eligible 409A Option and who wishes to participate in the Offer to Replace to tender all Eligible 409A Options in the Offer to Amend as a condition to participation in the Offer to Replace.

Q4.                            Why may SST stock options be deemed to have been granted at a discount for purposes of Section 409A?

A4.                             As part of our review of our historical option grant practices and related accounting and subsequent restatement of our financial statements, we determined that certain stock options have a different “measurement date” for accounting purposes than the “grant date” set forth in the applicable option agreement.  If the fair market value on the “measurement date” exceeds the fair market value on the “grant date,” the options are deemed to have been granted at a discount for financial accounting purposes.

The definition of “measurement date” for financial accounting purposes is somewhat different from the definition of “grant date” for tax purposes, but these two terms are not substantially different.  Based on the currently available guidance under the Code, we believe that the IRS may determine that the “grant date” (for tax purposes, including for purposes of determining compliance with Section 409A) is the same as the “measurement date” (for accounting purposes) and, therefore, that certain stock options were granted at a discount for purposes of Section 409A.  Please see Section 2 of the Offering Memorandum entitled “Purpose of the Offer” for more information about the purpose of the Offer.

We have determined that, until we receive definitive guidance from the IRS to the contrary, we will treat currently unexercised Eligible 409A Options as nonqualified stock options, as defined in the Plan (even if the option had been designated as an incentive stock option at the time the option was granted), and as having been granted at a discount for purposes of Section 409A.  Notwithstanding such future treatment as to unexercised Eligible 409A Options, we may take the position with the IRS as to Eligible 409A Options that were exercised prior to the date of this Offer that some or all of such options were incentive stock options and/or were not discounted options for purposes of Section 409A.

Q5.                            What defined terms are important to understand the Offer?

A5.                             For purposes of this Offer, you should be familiar with the following definitions.

“Adjusted Exercise Price” is the new exercise price per share that will be in effect for any tendered Eligible 409A Option that is amended pursuant to the Offer to Amend and will be equal to the fair market value per share of our common stock on the revised measurement date determined for that option for financial accounting purposes.

“Amended Option” will mean an Eligible 409A Option that has been amended pursuant to the Offer to Amend in order to increase the exercise price per share for the common stock purchasable under that option to the Adjusted Exercise Price determined for such option.  The terms of the Amended Option will be reflected in a new Stock Option Agreement.

“Amendment Time” will mean the time at which each Eligible 409A Option is amended, immediately upon the expiration of the Offer, to increase the exercise price of that option to the Adjusted Exercise Price.  The date on which the Amendment Time occurs is the Expiration Date.  The Expiration Date will be May 1, 2008 or, if the Offer is extended, the extended expiration date of the Offer.

“Election Form” is the form that the Eligible Optionee must use to tender Eligible Options for amendment or replacement pursuant to the Offer.  The electronic version of the Election Form is available at https://ssti.equitybenefits.com.  Screenshots of the electronic Election Forms for the Offer to Amend and the Offer to Replace are filed as exhibits to this Offer.  The paper Election Form is also filed as an exhibit to this Offer.

“Eligible Option” means an outstanding option that was granted under the Plan, and that (i) with respect to the “Offer to Amend,” was incorrectly priced in that the exercise price per share currently in effect for that option is lower than the fair market value per share of our common stock on the revised measurement date for financial reporting purposes (an “Eligible 409A Option”), or (ii) with respect to the “Offer to Replace,” has an exercise price per share, immediately after the expiration of the Offer to Amend, that is (1) greater than $4.00 per share and (2) greater than the closing price per share of our common stock on the Expiration Date as reported on the NASDAQ Global Market (an “Eligible Underwater Option”).  An Eligible 409A Option may after acceptance of the Offer to Amend also be an Eligible Underwater Option.

“Eligible Optionee” will mean each individual who holds an Eligible Option and who is, at the expiration of the Offer, a current employee of SST (or any SST subsidiary) and:

(a)                                With respect to the Offer to Amend, is or may be subject to income taxation in the United States with respect to that option during the term of that option (such person, an “Eligible 409A Optionee”).

(b)                               With respect to the Offer to Replace, is resident in the United States or one of the foreign jurisdictions identified on Attachment A to this Offering Memorandum (an “Eligible Underwater Optionee”).

An individual who is an Eligible 409A Optionee and/or an Eligible Underwater Optionee is referred to as an “Eligible Optionee.”  However, no current or former executive officers of SST and no current or former members of our Board of Directors are eligible to participate in either the Offer to Amend or the Offer to Replace.

“Expiration Date” is the date on which this Offer expires, and will be May 1, 2008, unless this Offer is extended in accordance with its terms.

“New Options” will mean an option granted on the next business day following the Expiration Date in replacement of a number of tendered Eligible Underwater Options (as discussed in Section 1) including Amended Options that are Eligible Underwater Options.  Each New Option will have an exercise price equal to the closing price of our common stock on the Expiration Date as reported on the NASDAQ Global Market, and will have a revised vesting schedule and a new eight year term (as discussed in Section 1).  The New Option will be evidenced by a new Stock Option Agreement reflecting the terms of your New Options, including your New Option Price, vesting schedule and term of the New Option.

Please see Section 1 of the Offering Memorandum for more information about these important terms.

Q6.                            Do I have to accept the Offer with respect to all of my Eligible Options or may I decide to accept the Offer with respect to only a portion of my Eligible Options?

A6.                             If you hold more than one Eligible 409A Option, and you wish to tender at least one Eligible 409A Option pursuant to the Offer to Amend, then you must elect to tender all of your Eligible 409A Options.  You may not tender less than all of your Eligible 409A Options.  As noted in Question and Answer 3 above, while certain portions of your Eligible 409A Options may not currently be subject to Section 409A by virtue of having vested before January 1, 2005, those options may become subject to adverse taxation under Section 409A if they are materially modified, such as through participation in the Offer to Replace.  We view this Offer to Amend as a one time offer - we do not anticipate making a follow up offer for any Eligible 409A Options that are not tendered in this Offer to Amend.  Furthermore, the Offer is complex and difficult to administer.  Therefore, we are requiring that all Eligible 409A Options be tendered under the Offer to Amend to help eliminate, to the greatest extent possible, the adverse tax consequences that may apply to you as a holder of Eligible 409A Options.

If you hold more than one Eligible Underwater Option, and you wish to tender at least one Eligible Underwater Option pursuant to the Offer to Replace, you are not required to tender all of your Eligible Underwater Options.  However, if you wish to tender an Eligible Underwater Option as to some of the shares subject to such Eligible Underwater Option grant, you must tender all of the shares subject to that Eligible Underwater Option grant.

In addition, if you hold Eligible 409A Options and you wish to participate in the Offer to Replace, you must first participate in the Offer to Amend with respect to all of your Eligible 409A Options.  We require this for two reasons:  (1) as further discussed in Question and Answer 3 above, it is possible that participation in the Offer to Replace as to Eligible 409A Options without first participating in the Offer to Amend will result in adverse tax consequences under Section 409A as to the Eligible 409A Options and (2) as noted above, we do not anticipate making a follow up offer for any Eligible 409A Options that are not tendered in this Offer to Amend.  Therefore, we view this requirement as a means to avoid, to the greatest extent possible, the adverse tax consequences that may apply to you as a holder of Eligible 409A Options.

See Section 4 of the Offering Memorandum entitled “Procedures for Tendering Eligible 409A Options and Eligible Underwater Options” for more information about tendering your Eligible Options.

Q7.                            Are current or former SST executive officers and members of the Board of Directors eligible to participate in the Offer?

A7.                             None of our current and/or former executive officers or members of our Board of Directors is eligible to participate in the Offer due to restrictions under applicable tax and securities laws.  See Section 1 of the Offering Memorandum entitled “Material Terms; Additional Definitions; Offer to Amend Eligible 409A Options; Offer to Replace Eligible Underwater Options; Terminated Employees; Expiration Date; No Other Rights; Additional Considerations” for more information on who is eligible to participate in the Offer.

Q8.                            What happens if I am not a current employee on the Expiration Date?

A8.                             Due to securities law restrictions, we cannot permit individuals who are not current employees of SST (or any SST subsidiary) on the Expiration Date to participate in the Offer to Amend and/or Offer to Replace.  If you are not an employee of SST (or any SST subsidiary) on the Expiration Date, then none of your tendered Eligible 409A Options will be amended, and none of your tendered Eligible Underwater Options will be cancelled and replaced.  Any tendered options will be returned to you and will remain exercisable in accordance with the terms in effect for such options immediately prior to the Expiration Date, including the then-current exercise price per share.

See Section 1 of the Offering Memorandum entitled “Material Terms; Additional Definitions; Offer to Amend Eligible 409A Options; Offer to Replace Eligible Underwater Options; Terminated Employees; Expiration Date; No Other Rights; Additional Considerations” for more information on eligibility to participate in the Offer.

Q9.                            If I accept the Offer to Amend, am I guaranteed that my Eligible 409A Options will not be subject to the adverse personal tax consequences under Section 409A?

A9.                             At this time there is incomplete guidance as to how Section 409A applies to Eligible 409A Options, including Eligible 409A Options that are amended pursuant to the Offer to Amend.  We believe that this

Offer complies in good faith with available guidance to help avoid or minimize the potentially adverse personal tax consequences of Section 409A.  We strongly recommend that you consult with your personal financial, tax and legal advisors to determine the consequences of electing or declining to participate in the Offer.  See Section 15 of the Offering Memorandum entitled “Material U.S. Federal Income Tax Consequences” for more information.

Q10.                     What are the tax consequences if I tender my Eligible 409A Options for amendment pursuant to the Offer to Amend or my Eligible Underwater Options for replacement pursuant to the Offer to Replace?

A10.                       If you effectively tender your Eligible 409A Options or Eligible Underwater Options, you will not recognize taxable income for U.S. federal income tax purposes at the time of the tender, or at the time your Eligible Options are amended or replaced.

We believe that by amending Eligible 409A Options pursuant to the Offer to Amend, an Eligible 409A Optionee will not be subject to adverse taxation under Section 409A on the Amended Options.  However, you should note that the application of Section 409A to the Eligible 409A Options, as amended pursuant to this Offer, is not entirely free from doubt.  You are strongly encouraged to consult with your personal tax, financial and legal advisors regarding the tax treatment of your Eligible 409A Options and the consequences of participation in this Offer.

Both Amended Options and New Options will be non-statutory stock options.  Therefore, under applicable U.S. federal tax law, you will generally recognize ordinary income when you exercise those options equal to the excess of the fair market value of our common stock on the date of exercise over the exercise price of the exercised options.  Any subsequent gain or loss upon the sale of those exercised option shares will be capital gain or capital loss.

See Section 15 of the Offering Memorandum entitled “Material U.S. Federal Income Tax Consequences” for more information.

If you are subject to the tax laws of any country other than the United States, you should be aware that tax consequences of each such country may apply to you as a result of your receipt, vesting or exercise of an option grant for our common stock and/or your participation in the Offer.  Attachment B to this Offering Memorandum describes certain of those tax consequences.  You should consult your personal tax advisor to discuss these consequences.

Q11.                     What are the tax consequences if I do not tender my Eligible 409A Options for amendment pursuant to the Offer to Amend?

A11.                       Question 3 above describes the potential tax consequences applicable to Eligible 409A Options under Section 409A. In addition, if you choose not to tender your Eligible 409A Options, SST must report to the IRS (and any applicable state or foreign taxing authorities), and make applicable tax withholdings in respect of, any income that should be recognized by you under applicable tax law in connection with those Eligible 409A Options that are not amended pursuant to the Offer to Amend.  You will be solely responsible for any taxes, penalties or interest you may incur, including the taxes resulting under Section 409A.  See Section 15 of the Offering Memorandum entitled “Material U.S. Federal Income Tax Consequences” for more information.

Q12.                     Is it possible that I may be worse off by participating in the Offer to Amend or the Offer to Replace?

A12.                       Yes.  In addition to the uncertainties associated with the tax treatment of options, there are a number of other uncertainties that make it impossible to determine in advance what is the best course of action for you.  The following examples are provided to illustrate potential circumstances resulting in outcomes where the optionee in the examples would have been in a better position had he not participated in the Offer to Amend (Example 1) or the Offer to Replace (Example 2).

Assumed Facts Common to Both Examples:  The employee received an option for 1,000 shares on date X.  Such option is the only option granted to the employee and is still outstanding at the commencement of the Offer.  The original exercise price was $3.00 per share.   The value of our common stock on the revised measurement date was $5.00 per share.  The value of our common stock on the Expiration Date is assumed to be $3.00 per share for the purposes of Example 2.

Example 1.  Assume for the purposes of Example 1 that the employee’s option was 100% vested prior to December 31, 2004 (therefore, the option is grandfathered for Section 409A purposes and not subject to Section 409A).  If the employee elects to participate in the Offer to Amend, the Adjusted Exercise Price will be $5.00 per share.  If the employee participates in the Offer to Amend but does not participate in the Offer to Replace, the only change to his option will be to increase the exercise price of the option from $3.00 to $5.00.  Since the option was not subject to Section 409A prior to the Offer, the employee is in a worse position by participating in the Offer to Amend.

Example 2.  Assume for the purposes of Example 2 that none of the employee’s option was vested prior to December 31, 2004 (therefore, none of the option is grandfathered for Section 409A purposes and the employee’s entire option is subject to Section 409A) but that 100% of the employee’s option is vested as of the commencement of the Offer.  The employee elects to participate in the Offer to Amend and the Offer to Replace.  Accordingly, the employee ends up with a new option with an exercise price of $3.00 per share for 689 shares.  The employee’s new option will vest one year after the Expiration Date.  Assume that the employee’s employment with the company terminates on October 31, 2008 and that our common stock price is greater than $3.00 per share at that time.  Since the employee’s termination of employment occurs within one year of the Expiration Date, the employee will forfeit 100% of his new option.  Since the employee’s termination of employment occurs prior to December 31, 2008, it is likely that if the employee had retained his original option for 1,000 shares and waited to exercise the option until after his termination of employment, his original option would have been fully exercisable and not subject to Section 409A.  In this set of circumstances, the employee would have been better off had he not participated in the Offer to Amend and the Offer to Replace.

Caution:  The above examples are merely to illustrate that it is possible to be worse off as a result of participating in the Offer to Amend or the Offer to Replace.  The examples are not intended to illustrate every possible set of circumstances in which you might be worse off by virtue of having participated in the Offer to Amend or the Offer to Replace.  Furthermore, some of the relevant circumstances cannot be known at this time such as the value of our common stock on the Expiration Date or on any future relevant date, the date or dates on which you may wish to exercise your option(s), when your employment might terminate, etc.

Q13.                     What securities are subject to the Offer?

A13.                     Only Eligible Options may be amended or replaced.  If you are an Eligible Optionee, you can review your personalized information regarding the Eligible Options that you currently hold, including the grant date indicated for the options in the applicable option agreement, the current exercise price per share in effect for the options, whether the options are Eligible 409A Options, the revised measurement date determined for each Eligible 409A Option for financial reporting purposes and the fair market value per share of our common stock on that revised measurement date, at https://ssti.equitybenefits.com.  If you have difficulty accessing the tender offer website, or if you wish to request a paper copy of your personalized information, please contact SST Stock Administration at stockadmin@SST.com or (408) 720-6549.  See Section 4 of the Offering Memorandum entitled “Procedures for Tendering Eligible 409A Options and Eligible Underwater Options” for more information.

Q14.                     Does the Offer apply to shares of SST common stock that I currently own?

A14.                     No.  The Offer relates only to stock options that are currently unexercised.  See Section 1 of the Offering Memorandum entitled “Material Terms; Additional Definitions; Offer to Amend Eligible 409A Options;

Offer to Replace Eligible Underwater Options; Terminated Employees; Expiration Date; No Other Rights; Additional Considerations” for more information.

Q15.                     What happens to my stock options that I have already exercised?

A15.                       With respect to optionees who are or may be subject to taxation in the United States, if you exercised some part of your otherwise Eligible Options on or prior to December 31, 2005, the portion exercised in 2005 should not be subject to the adverse personal tax consequences under Section 409A.  If you exercised your otherwise Eligible Options after December 31, 2005, whether any portion of such exercise was subject to adverse personal tax consequences under Section 409A is based on the facts and circumstances associated with such exercise. We have provided in some cases and if necessary will provide you with an IRS Form W-2 (or, in some cases, IRS Form W-2c) indicating our assessment as to whether such exercise was subject to adverse personal tax consequences under Section 409A (and similar state tax laws).  Our determination as reflected on IRS Form W-2 (or IRS Form W-2c) is not binding on the IRS (or any state taxing authority).

If you reside abroad or are otherwise obligated to pay taxes outside the United States, please refer to Attachment B for a more detailed discussion of the potential non-U.S. tax and other legal consequences of  your participation in the Offer.

You should consult with your personal financial, tax and legal advisors with regard to the impact of your previously exercised options.

Q16.                     Am I required to participate in the Offer?

A16.                      No.  Participation in the Offer is entirely voluntary.   You may choose to tender your Eligible Underwater Options for cancellation and replacement pursuant to the Offer to Replace or to retain those options.  You may choose to tender your Eligible 409A Options for amendment pursuant to the Offer to Amend or to retain those options, except that if you wish to participate in the Offer to Replace, you must first tender all Eligible 409A Options that you hold pursuant to the Offer to Amend.  See Question 6 above.

Q17.                     Will my decision about whether or not to participate in the Offer affect my eligibility to receive future equity awards from SST?

A17.                       No. Your decision to accept or reject the Offer will have no effect on your eligibility to receive additional option grants or other equity awards in the future from SST.  Any additional equity awards granted to Eligible Optionees in the future will be made in the sole discretion of the Board (or a duly appointed committee thereof) without regard to a decision to accept or reject the Offer.

Q18.                     Will the terms and conditions of my Amended Options be the same as those currently in effect for my Eligible 409A Options?

A18.                     Yes, other than the exercise price and the status of the option (i.e., all Amended Options will be non-statutory stock options even if the original Eligible 409A Option was an incentive stock option).  Except for the adjustment to the exercise price per share, each Eligible 409A Option that is amended pursuant to the Offer to Amend will continue to remain subject to the same terms and conditions as in effect for such option immediately before the amendment.  Accordingly, each Amended Option will vest in accordance with the same vesting schedule measured from the same vesting commencement date and will have the same exercise period, option term and other conditions currently in effect for such Eligible 409A Option.  Whether or not Eligible 409A Options are amended in the Offer to Amend, such options will be treated by SST as non-statutory stock options going forward.  See Section 9 of the Offering Memorandum entitled “Source and Amount of Consideration; Terms of Amended Options or New Options” for more information.

Q19.                     Will the terms and conditions of my New Options be the same as those currently in effect for my Eligible Underwater Options?

A19.                       No.  Each New Option granted in exchange for a cancelled Eligible Underwater Option pursuant to the Offer to Replace will have a new exercise price per share equal to the closing price of our common stock on the Expiration Date as reported on the NASDAQ Global Market.  Each New Option will be for a lesser number of shares of our common stock based on the applicable exchange ratio.  In addition, each New Option will have a new vesting schedule and a new term of eight years from the date of grant (i.e., eight years from the Expiration Date).  Finally, each New Option will be treated as a non-statutory stock option, regardless of whether the Eligible Underwater Option was granted as an incentive stock option (or “ISO”).  See Section 9 of the Offering Memorandum entitled “Source and Amount of Consideration; Terms of Amended Options or New Options” for more information.

Q20.                     How many New Options will I receive for the Eligible Underwater Options that I exchange?

A20.                       The number of New Options that you receive will depend on the exercise price of your exchanged Eligible Underwater Options, as follows:

OFFER TO REPLACE – EXCHANGE RATIOS(1)

Current Exercise Price	New Option

The current exercise price is less than or equal to $5.25 per share.	1 New Option for every 1.45 Eligible Underwater Options exchanged.

The current exercise price is equal to or greater than $5.26 per share, but less than or equal to $10.00 per share.	1 New Option for every 2.5 Eligible Underwater Options exchanged.

The current exercise price is equal to or greater than $10.01 per share, but less than or equal to $15.00 per share.	1 New Option for every 8 Eligible Underwater Options exchanged.

The current exercise price is greater than or equal to $15.01 per share.	1 New Option for every 10 Eligible Underwater Options exchanged.

(1)              For purposes of applying the above exchange ratios, fractional New Options will be rounded down to the nearest whole New Option on a grant by grant basis.

For purposes of this Offer to Replace, including the exchange ratios, the term “option” generally refers to an option to purchase one share of our common stock.

Please note:  The exchange ratios apply to each of your option grants separately.  This means that the various options you have received may be subject to different exchange ratios.  See Section 1 of the Offering Memorandum for more information.

Examples:

Number of Shares Subject to Eligible Underwater Options	Current Exercise Price	Applicable Exchange Ratio	Number of Shares Subject to New Options
5,000	$4.25	1:1.45	3,448
500	$6.00	1:2.5	200
3,000	$10.25	1:8	375
1,500	$15.50	1:10	150

If you exchange both (i) an Eligible Underwater Option to purchase 5,000 shares of our common stock that was granted in January 2005 with an exercise price per share of $5.72, and (ii) an Eligible Underwater Option to purchase 5,000 shares of our common stock that was granted in April 2005 with an exercise price per share of $4.40, then all of the following apply:

•                    In exchange for your January 2005 Eligible Underwater Option, you will receive a New Option to purchase 2,000 shares of our common stock, i.e., the 1:2.5 ratio will apply.

•                    In exchange for your April 2005 Eligible Underwater Option, you will receive a New Option to purchase 3,448 shares of our common stock, i.e., the 1:1.45 ratio will apply.

See Section 1 of the Offering Memorandum entitled “Material Terms; Additional Definitions; Offer to Amend Eligible 409A Options; Offer to Replace Eligible Underwater Options; Terminated Employees; Expiration Date; No Other Rights; Additional Considerations” for more information.

Q21.                     Why isn’t the exchange ratio simply one-for-one?

A21.                     We believe the exchange ratios must balance the interests of both our employees and our shareholders, and as a result, in order to make the program more attractive to our shareholders, we have designed it to be "value for value." This means that, in the aggregate, the fair value of the stock options being exchanged is approximately equal to the fair value of the New Options to be issued.  Under our option pricing model, this requires that more stock options be surrendered than received in the exchange. The exchange ratios and exercise price ranges were determined on the basis of valuations utilizing the Black-Scholes option pricing model.

Q22.                     What will be the purchase price of my New Options?

A22.                       On the next business day following the Expiration Date, tendered Eligible Underwater Options will be cancelled and you will be granted New Options with an exercise price equal to the closing price per share of our common stock on the Expiration Date as reported on the NASDAQ Global Market.  We cannot predict the exercise price of the New Options.  See Section 9 of the Offering Memorandum entitled “Source and Amount of Consideration; Terms of Amended Options or New Options” for more information.

Q23.                     When will my New Options vest?

A23.                      The New Options will begin to vest as of the Expiration Date.  Each New Option will vest, subject to your continued service to SST, as follows:

•                  Eligible Underwater Options which have vested 100% by the Expiration Date will be replaced with New Options subject to a one-year cliff vest, with 100% of the New Options vesting on the one-year anniversary of the Expiration Date.

•                    Eligible Underwater Options which have not fully vested by the Expiration Date will be replaced with New Options subject to 4-year vesting, with 25% of the New Options vesting on the one-year anniversary of the Expiration Date, and 1/48th of the New Options vesting monthly thereafter.

See Section 1 of the Offering Memorandum entitled “Material Terms; Additional Definitions; Offer to Amend Eligible 409A Options; Offer to Replace Eligible Underwater Options; Terminated Employees; Expiration Date; No Other Rights; Additional Considerations” for more information.

Q24.                     When will my Eligible 409A Options be amended and my Eligible Underwater Options be replaced?

A24.                       Each Eligible 409A Option tendered pursuant to the Offer to Amend will be amended to the Adjusted Exercise Price at the Amendment Time, which is currently set to be at 11:59 p.m. Pacific Daylight Time on May 1, 2008 (the Expiration Date of the Offer).

Eligible Underwater Options that are tendered pursuant to the Offer to Replace will be cancelled and immediately replaced with New Options on the next business day following the Expiration Date.

See Section 1 of the Offering Memorandum entitled “Material Terms; Additional Definitions; Offer to Amend Eligible 409A Options; Offer to Replace Eligible Underwater Options; Terminated Employees; Expiration Date; No Other Rights; Additional Considerations” for more information.

Q25.                     When can I exercise my Amended Options and New Options?

A25.                       In order to process these option amendments and option cancellations and regrants in our stock database, your Amended Options and New Options (or, if you decline the Offer, your Eligible Options) may not be exercisable for up to five business days following the Expiration Date.  In all cases, any exercise of your stock options must comply with our Insider Trading Policy and any interim blackout periods during which cashless exercises and sales to cover are not permitted.  In addition, you may not exercise your unvested shares of your stock options, so your New Options may not be exercisable for at least one year.  See Section 4 of the Offering Memorandum entitled “Procedures for Tendering Eligible 409A Options and Eligible Underwater Options” and Section 6 of the Offering Memorandum entitled “Acceptance of Eligible 409A Options for Amendment and Eligible Underwater Options for Replacement” for more information.

Q26.                     Can I exercise my Eligible Options after I tender my Eligible Options but before amendment or replacement?

A26.                       You may exercise your Eligible Options before the Expiration Date, provided such exercise complies with the existing terms of your Eligible Options, our Insider Trading Policy and any interim blackout periods during which cashless exercises and sales to cover are prohibited.  However, if you exercise your Eligible Options before the Expiration Date, any election you have made to tender those exercised options for amendment or replacement pursuant to the Offer will be null and void.  Consequently, you may personally incur adverse tax consequences under Section 409A with respect to any Eligible 409A Options that vested after December 31, 2004 that you exercise before the Expiration Date.  You will be solely responsible for any taxes, penalties or interest payable, including under Section 409A, as applicable.  See Section 4 of the Offering Memorandum entitled “Procedures for Tendering Eligible 409A Options and Eligible Underwater Options” for more information.

Q27.                     If my Eligible Options were originally granted as incentive stock options, will participation in the Offer cause these options to be treated as non-statutory stock options?

A27.                       Some of the Eligible Options were originally granted with the intention that such awards would qualify as ISOs for tax purposes.  As provided in the Code, an option must be granted with an exercise price that is at least equal to the fair market value of our common stock on the “grant date” (among other requirements) to qualify as an ISO.

With respect to Eligible 409A Options, as a result of the uncertainty described above as to whether the IRS will respect our original determination of the “grant date” for the Eligible 409A Options, there can be no assurance that the Eligible 409A Options that were granted with the intention of qualifying as ISOs will be respected by the IRS as ISOs, or that such Eligible 409A Options are not subject to Section 409A.  Given the lack of definitive guidance from the IRS, SST will be treating all Eligible 409A Options as non-statutory stock options from and after the date on which this Offer commences, including Eligible 409A Options that were intended to qualify as ISOs, regardless of whether the Eligible 409A Optionee elects to participate in the Offer.

All New Options that replace Eligible Underwater Options will be non-statutory stock options regardless of whether the Eligible Underwater Options they replace were intended to qualify as ISOs.  Treatment of Eligible Underwater Options that were intended to qualify as ISOs will not change to the extent such options are not tendered pursuant to the Offer to Replace.

If you are subject to the tax laws of a country other than the United States, your New Options generally will be subject to the same tax and social insurance consequences as your Eligible Underwater Options would have been.  Please refer to Attachment B for more detailed information.  You also should be certain to consult your personal tax advisor to discuss how participating in the Offer may impact you.

See Section 9 of the Offering Memorandum entitled “Source and Amount of Consideration; Terms of Amended Options or New Options” for more information.

Q28.                     What are the conditions of the Offer?

A28.                      The Offer is subject to a number of conditions, including the conditions described in Section 7 of the Offering Memorandum.  See Section 7 of the Offering Memorandum entitled “Conditions of the Offer” for more information.

                                                If you elect to tender one or more Eligible 409A Options for amendment pursuant to the Offer to Amend, you must tender all of your Eligible 409A Options for amendment.

                                                If you wish to tender one or more Eligible Underwater Options for cancellation and replacement pursuant to the Offer to Replace, you must first participate in the Offer to Amend if you hold one or more Eligible 409A Options.

                                                The Offer is not conditioned upon the tender of a minimum number of Eligible Options for amendment or replacement.

Q29.                     When does the Offer expire?  Can the Offer be extended, and if so, how will I be notified if it is extended?

A29.                       The Offer will expire on May 1, 2008, at 11:59 p.m. Pacific Daylight Time, unless we extend the Offer.

Although we do not currently intend to do so, we may, in our discretion, extend the Offer at any time.  If the Offer is extended, we will send you an email or other communication informing you of the extension no later than 9:00 a.m. Pacific Daylight Time on the next business day following the previously scheduled expiration of the Offer.

Please see Section 16 of the Offering Memorandum entitled “Extension of the Offer; Termination; Amendment” for more information on our ability to extend the Offer.

Q30.                     How and when do I tender my Eligible Options?

A30.                       If you are an Eligible Optionee, you should log on to the Offer website at https://ssti.equitybenefits.com.  You must review the Welcome page.  From that page, you may either click on the Make an Election button to proceed with your election or you may click on the button to Contact Us to ask questions about the election process.

If you select the Make an Election button, you will then see the Election Information page, which contains links to the SST Tender Offer Documents filed with the SEC.  From this page, you can proceed to the Election Form.

If you hold any Eligible 409A Options, you will need to select the appropriate choice to indicate whether or not you intend to amend your Eligible 409A Options in accordance with the terms of the Offer to Amend.  After completing the Election Form for the Offer to Amend, you will be redirected to the Election Review page.  If you are satisfied with your election, you will be directed to the Agreement to Terms of Election page.  This is a legally binding contract between you and SST.  Please review it carefully.  Only after you have agreed to the Agreement to Terms of Election, and only if you have agreed to amend all of your Eligible 409A Options, will you be redirected to the Election Form for the Offer to Replace.  If you have elected NOT to amend your Eligible 409A Options, you will be redirected to an Election Confirmation page.  Please print and keep a copy of the Election Confirmation page for your records.

If you have elected to amend all of your Eligible 409A Options, or if you do not hold any Eligible 409A Options, then you will be directed to the Election Form for the Offer to Replace, for purposes of making an election with respect to your Eligible Underwater Options.  After completing the Election Form for the Offer to Replace, you will be redirected to the Election Review page.   If you are satisfied with your election, you will be directed to the Agreement to Terms of Election page.  This is a legally binding contract between you and SST.  Please review it carefully.  Only after you have agreed to the Agreement to Terms of Election will you be redirected to an Election Confirmation page.  Please print and keep a copy of the Election Confirmation page for your records.

You are encouraged to make your elections electronically via our tender offer website,  https://ssti.equitybenefits.com.  However, submissions may also be made by submitting a completed paper Election Form, filed as an exhibit to this Offer, via facsimile to the attention of “Tender Offer” at (408) 523-7707 or via email to stockadmin@SST.com.  Submissions by any other means, including hand delivery, inter-office mail or U.S. mail (or other postal service), will NOT be accepted.

We will not accept delivery of any Election Form after expiration of the Offer.  If we do not receive a properly completed Election Form from you before the expiration of the Offer, you will be deemed to have rejected the Offer in its entirety.  As a result, your Eligible 409A Options will not be amended pursuant to the Offer to Amend and your Eligible Underwater Options will not be cancelled or replaced pursuant to the Offer to Replace.  These options will remain exercisable in accordance with the terms in effect for such options immediately prior to the Expiration Date, including the then-current exercise price per share.

We reserve the right to reject any or all tenders of Eligible Options that we determine are not in appropriate form or that we determine are unlawful to accept.  Otherwise, we intend to accept all properly and timely tendered Eligible Options that are not validly withdrawn.  Subject to our rights to extend, terminate or amend the Offer, we currently expect that we will accept all properly tendered Eligible Options upon the expiration of the Offer.  See Section 4 of the Offering Memorandum entitled “Procedures for Tendering Eligible 409A Options and Eligible Underwater Options” for more information.

Q31.                     Will SST tell me if there is a problem with my Election Form?

A31.                       If you have properly submitted your Election Form, we will send you an email with your Election Confirmation Statement within one business day after you submit your election (including any change to your election).  If you submitted your election via facsimile or email, we will send you an email with your Election Confirmation Statement within three business days after we have received your election (including any change to your election).  Within three business days after the Expiration Date, we will send you a Final Election Confirmation Statement reflecting the last election we received from you.  If you have not received any of these confirmations at the appropriate time, you must confirm that we have received your completed Election Form prior to the Expiration Date by contacting SST Stock Administration at stockadmin@SST.com or (408) 720-6549 and providing a copy of your Election Form, or if applicable, your paper Election Form and facsimile transmission receipt or Outlook email “delivery receipt,” and any Election Confirmation Statement that you did receive.

Please note that SST is not obligated to give you notice of any defects or irregularities in any Election Form, or other related documentation, and no one will be liable for failing to give notice of any defects or irregularities.  See “Procedural Risks” below for more information  However, if you receive the Election Confirmation Statement described above as to your election, you can assume that we have received your Election Form.  Please review your Election Confirmation Statement carefully to confirm that it accurately reflects what you believe to be your election.

Q32.                     During what period of time may I change my election with respect to my Eligible Options?

A32.                       You may change your previously submitted election at any time before the expiration of the Offer at 11:59 p.m. Pacific Daylight Time on May 1, 2008 (or any extended Expiration Date).  You may change your previously submitted elections as many times as you would like before the expiration of the Offer.  The process to change your election is the same as the process to make your initial election.

Please see Section 4 of the Offering Memorandum entitled “Procedures for Tendering Eligible 409A Options and Eligible Underwater Options” for additional information on changing your election.

Q33.                     If I am an Eligible Optionee but I do NOT want to tender my Eligible Options, do I need to fill out an Election Form?

A33.                       Yes.  If you are an Eligible Optionee, you will need to fill out an Election Form even if you do not want to amend your Eligible 409A Options or exchange your Eligible Underwater Options.  We request that you do so in order to formally notify SST that you are rejecting the Offer as to your Eligible Options.  However, if you do not submit an election form by the expiration of the Offer, you will be deemed to have rejected the Offer as to all of your Eligible Options.

Please note that if you do not elect to amend your Eligible 409A Options, adverse personal tax consequences under Section 409A may apply to your Eligible 409A Options, whether or not you actually exercise them, and you will be solely responsible for any taxes, penalties or interest payable including taxes payable under Section 409A.  See Section 4 of the Offering Memorandum entitled “Procedures for Tendering Eligible 409A Options and Eligible Underwater Options” for more information.

Q34.                     Does SST make any recommendations as to whether I should tender my Eligible Options for amendment and/or replacement pursuant to the Offer?

A34.                       Although our Board of Directors has approved the Offer, neither we nor our Board of Directors make any recommendation as to whether you should tender your Eligible 409A Options for amendment and/or your Eligible Underwater Options for replacement.  You must make your own decision whether to tender your Eligible Options, after taking into account your own personal circumstances and preferences.  We recommend that you consult with your personal tax, financial and legal advisors when deciding whether or not you should tender your Eligible Options.  See Section 15 of the Offering Memorandum entitled “Material U.S. Federal Income Tax Consequences” for more information on the tax consequences of this Offer.

Q35.                     What are some of the key dates to remember?

A35.                       The commencement date of the Offer is April 3, 2008.

The Offer will expire at 11:59 p.m. Pacific Daylight Time on May 1, 2008 (unless we extend it).

The Eligible 409A Options tendered pursuant to the Offer to Amend will be amended on May 1, 2008 (unless we extend the Offer).  The Eligible Underwater Options tendered pursuant to the Offer to Replace will be replaced on the next business day following May 1, 2008 (unless we extend the Offer).  Please be aware that your E*Trade option account may not accurately reflect the amendment or replacement for up to five business days following the Expiration Date.

Q36.                     Where can I find more information about the Offer?

A36.                     The complete terms and conditions of the Offer are set forth in this Offering Memorandum, including the Exhibits to the Schedule TO available at www.sec.gov or by contacting SST Stock Administration at stockadmin@SST.com.  You should carefully read this Offering Memorandum in its entirety to learn about the Offer.

In addition, SST will be holding informational meetings that will review the terms and conditions set forth in this Offering Memorandum.  These meetings will be held on Monday, April 7, 2008 at 8:30 a.m. and 5:30 p.m. Pacific Daylight Time, at SST’s corporate headquarters, and will be webcast to our other offices.  Additional information as to how an Eligible Optionee may attend this meeting electronically will be sent to each Eligible Optionee via email.  See Section 18 of the Offering Memorandum entitled “Additional Information” for more information.

Q37.                     To whom can I talk if I have questions about the Offer?

A37.                       For additional information or assistance, you should contact SST Stock Administration via email at stockadmin@SST.com, via facsimile at (408) 523-7707 or via phone at (408) 720-6549.  See Section 18 of the Offering Memorandum entitled “Additional Information” for more information.

CERTAIN RISKS OF PARTICIPATING IN THE OFFER

Participating in the Offer involves risks discussed in this Offer and described below.  In addition, information concerning risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2007 is incorporated by reference herein and may be inspected at, and copies may be obtained from, the places and in the manner described in Section 18 of the Offering Memorandum entitled “Additional Information.”  You should carefully consider these risks and are encouraged to consult your tax, financial and legal advisors before deciding to participate in the Offer.

Please note that all New Options granted pursuant to the Offer to Replace will have a new vesting schedule and will not initially be vested to any extent, regardless of whether the Eligible Underwater Options exchanged are fully or partially vested.

Tax Risks

1.                                      The determination as to whether your Eligible 409A Options were granted at a discount for purposes of Section 409A is not completely certain.

As part of the review of our historical option grant practices and related accounting and our subsequent restatement of certain of our financial statements, it has been determined that the Eligible 409A Options have a different “measurement date” for financial reporting purposes than the stated “grant date.”  If the fair market value on the “measurement date” exceeds the fair market value on the “grant date” in the case of each Eligible 409A Option, the Eligible 409A Options were deemed to have been granted at a discount from the fair market value on the measurement date.  The definition of “measurement date” for financial reporting purposes is somewhat different from the definition of “grant date” for tax purposes, but these two terms are not substantially different.  It is not clear based on the currently available guidance under the Code whether the IRS will determine that the “grant date” (for tax purposes, including for purposes of determining compliance with Section 409A and the rules governing incentive stock options) must be the same as the “measurement date” for financial reporting purposes, and therefore it is possible that your option, with its current exercise price, is not subject to adverse taxation under Section 409A.

2.                                      Even if you accept the Offer to Amend with respect to your Eligible 409A Options and receive Amended Options, the tax treatment of Amended Options under Section 409A is not completely certain, and you may still be required to recognize income prior to the exercise of your Amended Options and pay a 20% federal penalty plus additional interest penalties in respect of your Amended Options under Section 409A.

Because each Eligible 409A Option was issued with an exercise price that is or may be lower than the fair market value of the underlying shares on the date of grant as determined for tax purposes, such options may be subject to adverse personal taxation under Section 409A.  Section 409A generally provides that you will recognize taxable income at the time a discounted stock option is no longer subject to a substantial risk of forfeiture (for example, when such option vests) and that you will recognize additional taxable income each year until the discounted option is exercised.  Such income would be taxable at ordinary income rates and will also be subject to an additional 20% federal tax, and possibly interest-like taxes, in addition to the usual applicable withholding, and possibly employment, taxes.

We believe that by accepting the Offer to Amend, an Eligible Optionee may avoid or minimize the adverse personal tax consequences under Section 409A, as we believe that we have complied in good faith with the guidance issued to date by the IRS with respect to offering to amend the Eligible Options to avoid or minimize the adverse personal tax consequences of Section 409A.  However, guidance issued by the IRS or Treasury Department after the date of this Offer or a future determination by the IRS could provide that the Amended Options do not avoid the adverse personal tax consequences of Section 409A.  Therefore, it is not completely certain that amending the Eligible 409A Options pursuant to the Offer to Amend would completely avoid the potential adverse personal tax consequences under Section 409A.

3.                                      The tax treatment of discounted options under state tax law or the tax laws of other jurisdictions is not completely certain, and you may be required to recognize income prior to the exercise of your Eligible 409A

Options or pay additional taxes, penalties or interest in respect of your Eligible 409A Options under applicable state or foreign tax laws, even if you participate in the Offer to Amend.

It is possible that the discounted options will be subject to taxes that are imposed under applicable state tax laws or foreign tax laws that are similar to Section 409A.  Therefore, you may incur taxes, penalties and interest under such provisions with respect to your Eligible 409A Options based on the state in which you are subject to taxation in addition to the federal taxes, penalties and interest you may pay under Section 409A.  For instance, California has adopted a provision similar to Section 409A that may result in aggregate state and federal taxes, penalties and interest paid of approximately 80% or more of the amount realized from an Eligible 409A Option.

In addition, if you are subject to the tax laws in more than one jurisdiction, you should be aware that tax consequences of more than one jurisdiction may apply to your Eligible 409A Options as a result of your participation or lack of participation in the Offer.

Section 15 of this Offering Memorandum describes the material U.S. federal income tax consequences if you participate in the Offer and if you do not participate in the Offer.  In addition, Attachment B summarizes potential tax consequences for applicable foreign jurisdictions.  Based upon our reasonable efforts, we have only identified non-US employees who are resident in China and Taiwan as holding Eligible 409A Options.  Thus, in Attachment B we have addressed the tax consequences of an Offer to Amend for these non-US jurisdictions only.  It is possible, however, that we have not identified all employees who hold Eligible 409A Options.  If you hold Eligible 409A Options and reside in a jurisdiction other than the U.S., China or Taiwan, you are advised to consult your personal tax advisor. In any event, you are strongly encouraged to consult with your personal tax advisor to confirm your individual tax consequences.

4.                                      If your Eligible 409A Option was granted with the intention of being treated as an “incentive stock option” (as such term is defined under the Code, “ISOs”), it may be that your Eligible 409A Option does not need to be amended under the Offer to Amend or that your participation in the Offer to Amend may limit your ability to claim that your Eligible 409A Option is an “incentive stock option.”

Certain of the Eligible 409A Options were originally granted with the intention that such awards would qualify as ISOs as such term is defined for tax purposes.  As provided in the Code, an option must be granted with an exercise price that is at least equal to the fair market value of our common stock on the “grant date” (among other requirements) to qualify as an ISO.  In part because of this requirement as to the exercise price, ISOs are exempt from the adverse personal tax consequences of Section 409A.  Therefore, as a result of the uncertainty described above as to whether the IRS will respect our original determination of the “grant date” for the Eligible 409A Options, there can be no assurance that the Eligible 409A Options that were granted with the intention of qualifying as ISOs will be respected by the IRS as ISOs or that such Eligible 409A Options are not subject to Section 409A.

Given the lack of definitive guidance from the IRS, we will be treating all Eligible 409A Options as non-qualified stock options from and after the date on which this Offer commences, including Eligible 409A Options that were intended to qualify as ISOs, regardless of whether the Eligible Optionee elects to participate in the Offer to Amend.

Section 15 of this Offering Memorandum describes the material U.S. federal income tax consequences if you participate in the Offer and if you do not participate in the Offer.  You should review Section 15 carefully and you are strongly encouraged to consult with your own tax advisor to determine the tax consequences of the Offer applicable to your particular situation.

Tax-related risks for tax residents of China.

If you participate in the Offer and are subject to tax in China, you likely will not be required under current law to recognize income for income tax or social insurance contribution purposes at the time of the Offer, amendment or on the New Option grant date.  However, you will have taxable income when you exercise the New Options or Amended Options.  In addition, your employer will also have a tax withholding obligation and may have a social insurance contribution withholding obligation.

Tax-related risks for tax residents of Japan.

If you participate in the Offer to Replace and are subject to tax in Japan, you likely will not be required under current law to recognize income for income tax or social insurance contribution purposes at the time of the Offer or on the New Option grant date, although the tax laws are uncertain.  However, you will have taxable income when you exercise the New Options.  It is unlikely that the income will be subject to social insurance contributions.  You must report the income on your tax return and pay any tax liability in relation to the exchange (if applicable) and the exercise of the New Options.  You also will have taxable income when you sell the shares acquired upon exercise of the New Options.

Tax-related risks for tax residents of Korea.

If you participate in the Offer to Replace and are subject to tax in Korea, you likely will not be required under current law to recognize income for income tax or social insurance contribution purposes at the time of the Offer or on the New Option grant date.  However, you will have taxable income when you exercise your New Options, at which time your employer may have a social insurance contribution withholding obligation.  You must report the income on your tax return and pay any income tax liability in relation to the exercise of the New Options.  You may also have taxable income when you sell the shares acquired upon exercise of the New Options.

Tax-related risks for tax residents of Macau.

If you participate in the Offer to Replace and are subject to tax in Macau, you likely will not be required under current law to recognize income for professional tax or social security contribution purposes at the time of the Offer or on the New Option grant date.  Further, you should not have taxable income when you exercise your New Options or sell the shares acquired upon exercise of the New Options.

Tax-related risks for tax residents of Singapore.

If you participate in the Offer to Replace and are subject to tax in Singapore, you likely will not be required under current law to recognize income for income tax or social insurance contribution purposes at the time of the Offer or on the New Option grant date.  However, there is a risk that the Inland Revenue Authority of Singapore may view the exchange as a taxable release, in which case you will be subject to tax on the value of the shares subject to your Eligible Underwater Options at the time of cancellation.  If you do not have taxes due on the Offer to Replace, you will have taxable income when you exercise the New Options unless you are eligible for an exemption or deferral.  It is unlikely that the income will be subject to Central Provident Fund contributions.  You must report the income on your tax return and pay any tax liability in relation to the exercise of the New Options.  You will not have taxable income when you sell the shares acquired upon exercise of the New Options.  Special rules apply if you are neither a Singapore citizen nor a permanent resident or if you are a Singapore permanent resident who intends to leave Singapore permanently.

Tax-related risks for tax residents of Taiwan.

If you participate in the Offer and are subject to tax in Taiwan, you likely will not be required under current law to recognize income for income tax or social insurance contribution purposes at the time of the Offer, the amendment or on the New Option grant date.  However, you will have taxable income when you exercise the New Options or Amended Options, but the income will not be subject to social insurance contributions.  You must report the income on your tax return and pay any tax liability in relation to the exercise of the New Options or Amended Options.  You may also have taxable income when you sell the shares acquired upon exercise of the New Options or Amended Options depending upon when the sale takes place.

Tax-related risks for tax residents of United Kingdom.

If you participate in the Offer to Replace and you are resident and ordinarily resident in the United Kingdom, you will not be required under current law to recognize income for income tax or national insurance contribution purposes at the time of the Offer or on the New Option grant date.  However, you will have taxable income when you exercise the New Options, at which time your employer will also have a tax and national insurance contribution withholding obligation.  You may also have taxable income when you sell the shares acquired upon exercise of the New Options.

Tax-related risks for tax residents of multiple countries.

If you are subject to the tax laws in more than one jurisdiction, you should be aware that there may be tax and social insurance consequences of more than one country that may apply to you if you participate in the Offer.  You should be certain to consult your own tax advisor to discuss these consequences.

Procedural Risks

If you participate in the Offer, there are a number of procedural steps that must be followed for you to tender your Eligible Options. These procedural steps are discussed in greater detail in Sections 4 and 5 of this Offering Memorandum.  If you fail to follow these procedural steps, you will risk that your Eligible Options will not be amended or replaced  in the Offer.

You are responsible for making sure that your initial Election Form and any subsequent changes to your Election Form pursuant to which you withdraw or re-tender your Eligible 409A Options and/or Eligible Underwater Options are received by us before the Expiration Date and that such form accurately reflects your election.  You should print a copy of the Election Confirmation page.  Upon your completion of your election, and any subsequent changes, on our tender offer website, we will send you an email with your Election Confirmation Statement within one business day.  If you submit your election via facsimile or email, we will send you an email with your Election Confirmation Statement within three business days.  If you have not received an Electronic Confirmation Statement in the timeframe prescribed, you must send your printed copies of your Election Form, or if applicable, your paper Election Form and facsimile transmission receipt or Outlook email “delivery receipt,” and any Election Confirmation page you did receive to SST Stock Administration via email at stockadmin@SST.com.  If you have any questions about submitting your Election Form, or if you do not receive your Election Confirmation Statement, please contact SST Stock Administration at stockadmin@SST.com or (408) 720-6549.

Business-Related Risks

If you participate in the Offer, you should be aware there are a number of risks that SST is exposed to in the ordinary course of its business.

In addition to those risks discussed above, you are encouraged to read the risk factors outlined in our periodic and other reports filed with the SEC, including those in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on March 18, 2008, which is incorporated by reference herein.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.  If any of the risks actually occur, our business could be harmed.  In that event, the trading price of our common stock could decline.

SILICON STORAGE TECHNOLOGY, INC.

THE OFFER

April 3, 2008

1.                                    Material Terms; Additional Definitions; Offer to Amend Eligible 409A Options; Offer to Replace Eligible Underwater Options; Terminated Employees; Expiration Date; No Other Rights; Additional Considerations.

Silicon Storage Technology, Inc. (“SST,” “us” or “we”) is making this offer (the “Offer”) to certain individuals to amend and/or replace certain outstanding stock options to purchase our common stock that were previously granted under the Silicon Storage Technology, Inc. 1995 Equity Incentive Plan, as amended (the “Plan”).  This Offering Memorandum (including the Summary Term Sheet and FAQ), the introductory pages to this Offering Memorandum, and the attached exhibits contain all the terms and conditions of the Offer.

This Offer has two separate parts:

•                                        Offer to Amend:  Some of our employees hold stock options with exercise prices that may be lower than the fair market value of our common stock on the applicable grant date, as determined for tax purposes.  These options may therefore be subject to adverse tax consequences under Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”).  To address this situation, we are offering to amend these options to help each eligible optionee avoid or minimize such adverse taxation (the “Offer to Amend”).

•                                        Offer to Replace:  Many of our employees hold stock options with exercise prices that significantly exceed the current market price of our common stock. We refer to these options as “underwater” options.  These options no longer provide the long-term incentive and retention objectives that they were intended to provide.  To address this situation, we are offering each eligible optionee holding one or more of these options the opportunity to replace those options with new options having different terms (as described below) including a lower exercise price (the “Offer to Replace”).

A significant number of employees who are eligible to participate in the Offer to Amend will, after completing the Offer to Amend, also be eligible to participate in the Offer to Replace with respect to those Amended Options (as defined below).

Material Terms

Below is a summary of the general requirements and mechanics of both the Offer to Amend and the Offer to Replace.  If you hold an Eligible 409A Option (as defined in the table below) you should read the column entitled “Offer to Amend” first, and then the column entitled “Offer to Replace.”

	OFFER TO AMEND	OFFER TO REPLACE
Eligible Participants

Must be a current employee of SST (or any SST subsidiary) on the Expiration Date (as defined below) who is or may be subject to income taxation with respect to that option prior to its exercise during the term of that option in the United States (an “Eligible 409A Optionee”).

No current or former executive

Must be a current employee of SST (or any SST subsidiary) on the Expiration Date (as defined below) (an “Eligible Underwater Optionee”).

No current or former executive officers of SST and no current or former members of SST’s Board of

	OFFER TO AMEND	OFFER TO REPLACE
	officers of SST and no current or former members of SST’s Board of Directors are eligible to participate.	Directors are eligible to participate.

Rationale for Offer

Unless remedial action is taken to adjust the exercise price of an Eligible 409A Option (as defined below), the option may be treated as a below-market grant subject to adverse tax consequences under Section 409A. These potential adverse tax consequences are more fully described below in these materials.

Many of our employees hold stock options with exercise prices that significantly exceed the current trading price of our common stock. We wish to exchange these “underwater options” for new options that will have an exercise price equal to the closing price per share of our common stock on the Expiration Date as reported on the NASDAQ Global Market.

General Requirements

The option was granted under the Plan.

The option is outstanding on the date that the Offer expires, which is May 1, 2008, unless we extend the expiration of the Offer (such date, or any authorized extension, the “Expiration Date”).

If you hold more than one Eligible 409A Option and you wish to participate in the Offer to Amend, you must tender all of your Eligible 409A Options (i.e., all or none of your Eligible 409A Options must be amended pursuant to the Offer to Amend).

The option was granted under the Plan.

The option is outstanding on the Expiration Date.

If you hold one or more Eligible 409A Options and you wish to participate in the Offer to Replace, you must first tender all of your Eligible 409A Options in the Offer to Amend.

Exercise Price

The option has been designated by SST as a “409A Option” such that the current exercise price is less than the fair market value per share of SST’s common stock on the date for that option that has been determined to be the “revised measurement date” for financial accounting purposes (an “Eligible 409A Option”).

The option (a) has an exercise price per share immediately after the Expiration Date that is (1) greater than $4.00 and (2) greater than the closing price per share of SST’s common stock on the Expiration Date, as reported on the NASDAQ Global Market; or (b) is an Eligible 409A Option that (1) has been tendered in the Offer to Amend, (2) has an Adjusted Exercise Price that is greater than $4.00 and (3) has an Adjusted Exercise Price that is greater than the closing price per share of SST’s common stock on the Expiration Date as reported on the NASDAQ Global Market. Each

	OFFER TO AMEND	OFFER TO REPLACE
such option is an “Eligible Underwater Option.”

Terms of Offer

On the Expiration Date, SST will increase the exercise price per share for any tendered Eligible 409A Option to the fair market value per share of SST’s common stock on the revised measurement date determined for that option for financial accounting purposes (the “Adjusted Exercise Price”).

The option, as so amended for the Adjusted Exercise Price, is called an “Amended Option.” The terms of the Amended Options will be set forth in a new Stock Option Agreement.

If after completing the Offer to Amend, your Eligible 409A Option, as amended, has an exercise price per share that (1) is greater than $4.00 and (2) you expect will be greater than the closing price per share of our common stock on the Expiration Date as reported on the NASDAQ Global Market, you should then follow the procedure for making your elections as to the Offer to Replace.

On the next business day following the Expiration Date, SST will cancel tendered Eligible Underwater Options in exchange for new non-statutory stock options granted pursuant to the Plan (each, a “New Option”). The New Option will be evidenced by a new Stock Option Agreement reflecting the terms of your New Options, including your New Option Price, vesting schedule and term of the New Option.

These New Options will have an exercise price per share equal to the closing price per share of our common stock on the Expiration Date as reported on the NASDAQ Global Market.

Terms of New Options

Other than the Adjusted Exercise Price and status as a non-statutory stock option, all other terms of the Eligible 409A Option will remain the same, including the vesting schedule and the term of the option.

New Options will have a new eight year term and a new vesting schedule based on the vested status of the underlying Eligible Underwater Options in effect on the Expiration Date. See “New Vesting Schedule” below. Additionally, each New Option will be treated as a non-statutory stock option, regardless of whether the Eligible Underwater Option was granted as an incentive stock option.

Exchange Ratio	Not applicable.	See the table immediately below for the applicable exchange ratio for the number of New Options you will receive in exchange for

	OFFER TO AMEND	OFFER TO REPLACE
your Underwater Options.

New Vesting Schedule	Not applicable.

If your Eligible Underwater Option is 100% vested on the Expiration Date: Your New Option will be subject to a one-year cliff vest, with 100% of the New Option vesting on the one-year anniversary of the Expiration Date, subject to continued employment through and on such date.

If your Eligible Underwater Option is not fully vested on the Expiration Date: Your New Option will be subject to a four-year vest, with 25% of the New Option vesting on the one-year anniversary of the Expiration Date, and 1/48th of the New Option vesting monthly thereafter, subject to continued employment through and on each such date.

Dual Participation in the Offer to Amend and Offer to Replace

If after completing the Offer to Amend, your Eligible 409A Option, as amended, has an exercise price per share that (1) is greater than $4.00 and (2) you expect will be greater than the closing price per share of our common stock on the Expiration Date as reported on the NASDAQ Global Market, you should then follow the procedure for making an election to participate in the Offer to Replace.

Not applicable.

Below is a summary of the exchange ratios for Eligible Underwater Options which are exchanged for New Options pursuant to the Offer to Replace:

OFFER TO REPLACE — EXCHANGE RATIOS(1)

Current Exercise Price	New Option

The current exercise price is less than or equal to $5.25 per share.	1 New Option for every 1.45 Eligible Underwater Options exchanged.

The current exercise price is equal to or greater than $5.26 per share, but less than or equal to $10.00 per share.	1 New Option for every 2.5 Eligible Underwater Options exchanged.

The current exercise price is equal to or greater than $10.01 per share, but less than or equal to $15.00 per share.	1 New Option for every 8 Eligible Underwater Options exchanged.

The current exercise price is equal to or greater than $15.01 per share.	1 New Option for every 10 Eligible Underwater Options exchanged.

(1)      For purposes of applying the exchange ratios, fractional New Options will be rounded down to the nearest whole New Option on a grant by grant basis.

For purposes of this Offer to Replace, including the exchange ratios, the term “option” generally refers to a right to purchase one share of our common stock.  For purposes of applying the exchange ratios, fractional New Options will be rounded down to the nearest whole New Option on a grant by grant basis.

Shares of our common stock are listed on the NASDAQ Global Market under the symbol “SSTI.”  On March 31, 2008, the last reported sale price of our common stock on the NASDAQ Global Market was $2.62 per share.  Neither the exercise price currently in effect for Eligible 409A Options or Eligible Underwater Options (together, “Eligible Options”), nor the Adjusted Exercise Price for Amended Options, nor the New Option Price for New Options nor any of the exchange ratios is meant to reflect our view of what the trading price of our common stock will be on the Expiration Date or in the short, medium or long-term.

Additional Definitions

You should also be familiar with the following additional definitions that are important to the understanding of the terms of the Offer.

“Amendment Time” will mean the time at which each Eligible 409A Option is amended, immediately upon the expiration of the Offer, to increase the exercise price of that option to the Adjusted Exercise Price .  The date on which the Amendment Time occurs is the Expiration Date.  The Expiration Date will be May 1, 2008 or, if the Offer is extended, the extended expiration date of the Offer.

“Election Form” is the form that the Eligible Optionee must use to tender Eligible Options for amendment or replacement pursuant to the Offer.  The electronic version of the Election Form is available at https://ssti.equitybenefits.com.  Screenshots of the electronic Election Forms for the Offer to Amend and the Offer to Replace are filed as exhibits to this Offer.  The paper Election Form is filed as an exhibit to this Offer.

“Eligible Option” means any Eligible 409A Option or any Eligible Underwater Option.

Offer to Amend Eligible 409A Options

As further described in Section 15 of this Offering Memorandum, unless remedial action is taken to adjust the exercise price of an Eligible 409A Option, that option may be treated as a discounted option subject to adverse tax consequences under Section 409A.  Accordingly, we propose the following amendment to Eligible 409A Options to avoid or minimize those adverse tax consequences:

On the Expiration Date, we will increase the exercise price per share currently in effect for any tendered Eligible 409A Option to the fair market value per share of our common stock on the revised measurement date determined for that option for financial reporting purposes.  The new exercise price per share is the “Adjusted Exercise Price” and will become effective immediately after the Amendment Time.  All other terms of the Eligible

409A Option will remain the same, including the vesting schedule and the term of the option.  The option as so amended for the Adjusted Exercise Price is called an “Amended Option.”

EXAMPLE #1

Eligible 409A Option	Amended Option

Assume that (1) you were granted an option to purchase 500 shares that had a grant date of January 16, 2002 and an exercise price per share of $9.05, of which 250 shares had vested as of December 31, 2004, and (2) it was determined that the revised measurement date of that option for financial reporting purposes was March 4, 2002 when the fair market value per share of our common stock was $10.75 and (3) the option remains unexercised as to 400 shares out of the original 500 shares on the Expiration Date.

If you tender your Eligible 409A Option (that is, all 400 unexercised option shares), then the Eligible 409A Option will be amended to increase the exercise price to $10.75 per share for the 400 unexercised option shares and the stock option will be deemed a non-statutory stock option. No change will be made to your 100 exercised option shares. The Amended Option, as repriced, then may qualify as an Eligible Underwater Option eligible for replacement at the applicable exchange ratio.

Offer to Replace Eligible Underwater Options

As noted above, many of our employees hold stock options with exercise prices that significantly exceed the current trading price of our common stock.  Accordingly, we propose the following exchange offer for Eligible Underwater Options:

•                On the next business day following the Expiration Date, and following all amendments to all tendered Eligible 409A Options pursuant to the Offer to Amend, if applicable, we will cancel tendered Eligible Underwater Options (including Amended Options) that have an Adjusted Exercise Price that is greater than $4.00 per share and greater than the closing price per share of our common stock on the Expiration Date as reported on the NASDAQ Global Market in exchange for the immediate replacement of such cancelled options with new non-statutory stock options granted pursuant to the Plan (each, a “New Option”).  These New Options will have an exercise price per share equal to the closing price per share of our common stock on the Expiration Date as reported on the NASDAQ Global Market (such price, the “New Option Price”).

•                The New Options will cover a number of shares of our common stock determined using an exchange ratio applicable to the underlying Eligible Underwater Option based on the exercise price per share in effect for such option immediately after the Amendment Time (and in the case of any Eligible 409A Option, the exercise price after any increase in exercise prices pursuant to the Offer to Amend).

In addition, under this Offer to Replace, the New Options will be subject to a new eight year term and a new vesting schedule based on the vested status of the underlying Eligible Underwater Options in effect on the Expiration Date as follows:

Vesting Schedules for New Options

•                   Eligible Underwater Options that have vested 100% by the Expiration Date will be replaced with New Options subject to a one-year cliff vest, with 100% of the New Options vesting on the one-year anniversary of the Expiration Date, subject to continued employment through and on such date; and

•                   Eligible Underwater Options that have not fully vested by the Expiration Date will be replaced with New Options subject to four-year vesting, with 25% of the New Options vesting on the one-year anniversary of the Expiration Date, and 1/48th of the New Options vesting monthly thereafter, subject to continued employment through and on each such date.

EXAMPLE #2

Eligible Underwater Option	New Option

Assume that (1) you were granted an option to purchase 1,000 shares that had a grant date of October 20, 2003 and an exercise price per share of $10.46, and (2) the closing price of SST’s common stock on the Expiration Date is $3.00 per share. Further assume that the option is 100% vested on the Expiration Date.

Your option is an Eligible Underwater Option as of the Expiration Date, since your exercise price is greater than $4.00 and the closing price per share on the Expiration Date as reported on the NASDAQ Global Market is lower than your exercise price. If you tender this Eligible Underwater Option for exchange, you will receive a New Option to purchase 125 shares at an exercise price of $3.00 per share. This New Option is a non-statutory stock option and will vest as to 100% of the New Option shares on the one-year anniversary of the Expiration Date and will expire, to the extent not exercised, on the eighth anniversary of the Expiration Date.

Terminated Employees

Due to securities law restrictions, we cannot permit individuals who are not current employees of SST (or any SST subsidiary) on the Expiration Date to participate in the Offer to Amend and/or Offer to Replace.  If you are not an employee of SST (or any SST subsidiary) on the Expiration Date, then none of your tendered Eligible 409A Options will be amended and none of your tendered Eligible Underwater Options will be replaced.  These options will be returned to you and will remain exercisable in accordance with the terms in effect for them at the time of tender, including the then-current exercise price per share.  You are strongly encouraged to consult with your own tax advisor to determine the tax consequences applicable to your particular situation in the event you hold Eligible 409A Options and terminate employment without tendering your Eligible 409A Options.

Expiration Date

The term “Expiration Date” means 11:59 p.m. Pacific Daylight Time on May 1, 2008, unless we decide to extend the period of time during which the Offer will remain open, in which event the term “Expiration Date” will refer to the latest time and date at which the Offer, as so extended, expires.  See Section 16 of the Offering Memorandum for a description of our rights to extend, delay, terminate or amend the Offer, and Section 7 of the Offering Memorandum for a description of conditions to the Offer.

No Other Rights

The amendment or replacement of the tendered Eligible Options pursuant to the Offer will not create any contractual or other right of the tendering Eligible Optionees to receive any future grants of stock options, restricted stock units or other stock-based compensation.  This Offer does not change the “at-will” nature of an Eligible Optionee’s employment with us, and an Eligible Optionee’s employment may be terminated by us or by the optionee at any time, for any reason, with or without cause.  The employment of Eligible Optionees outside the United States may be terminated subject to the requirements of local law and the terms of any employment agreement.

Additional Considerations

In deciding whether to tender one or more Eligible Options pursuant to the Offer, you should know that SST continually evaluates and explores strategic opportunities as they arise, including business combination transactions, strategic partnerships, capital infusions, and the purchase or sale of assets.  At any given time, we may be engaged in discussions or negotiations with respect to various corporate transactions.  We also grant options, restricted stock units and other equity awards in the ordinary course of business to our current and new employees, including our executive officers.  Our employees, including our executive officers, from time to time acquire or dispose of our securities.  Subject to the foregoing, and except as otherwise disclosed in the Offer or in our filings with the Securities and Exchange Commission (“SEC”), we presently have no plans or proposals that relate to or would result in:

•                any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

•                any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;

•                any material change in our present dividend policy or our indebtedness or capitalization;

•                any change in our present Board of Directors or executive management team, including, but not limited to, any plans or proposals to change the number or the term of our directors or to fill any existing board vacancies or to change any material term of any executive officer’s employment;

•                any other material change in our corporate structure or business;

•                our common stock not being authorized for quotation in an automated quotation system operated by a national securities association;

•                our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the “1934 Act”);

•                the suspension of our obligation to file reports pursuant to Section 15(d) of the 1934 Act;

•                the acquisition by any person of any of our securities or the disposition of any of our securities, other than in the ordinary course or pursuant to existing options or other rights; or

•                any change in our articles of incorporation or bylaws, or any actions that may impede the acquisition of control of us by any person.

2.                                    Purpose of the Offer.

This Offer has two parts: the Offer to Amend and the Offer to Replace.

Offer to Amend

We are making the Offer to Amend Eligible 409A Options because of potential adverse tax consequences that may apply to Eligible 409A Options.  As a result of our review of our historical option grant practices, we have determined that each Eligible 409A Option was granted with an exercise price per share that is lower than the fair market value per share of our common stock on the date which has now been determined to be the revised measurement date for that option for financial reporting purposes.  By reason of their revised measurement dates, Eligible 409A Options may be deemed to be below-market options for tax purposes.  Specifically, Section 409A of the Code provides that an option granted with a below-market (or discounted) exercise price may be subject to adverse income taxation unless that option is brought into compliance with Section 409A before exercise and before December 31, 2008.

By reason of their revised measurement dates, the Eligible 409A Options may be deemed by the Internal Revenue Service (the “IRS”) to be below-market options under Section 409A, as further described below.  Accordingly, SST has decided to provide Eligible Optionees with the opportunity to bring their Eligible 409A Options into compliance by amending the exercise price per share to the Adjusted Exercise Price determined for each such option.  By taking such remedial action, Eligible Optionees can help avoid or minimize the adverse tax consequences that may be applicable to Eligible 409A Options under Section 409A.

Based on currently available guidance provided by the IRS, we believe that the following adverse U.S. federal tax consequences apply to Eligible 409A Options:

•          Adverse taxation under Section 409A applies to the portion of the Eligible 409A Options that (i) vests on or after January 1, 2005 and (ii) vested prior to January 1, 2005 but that is subsequently materially modified.  Given (i) the adverse tax consequences that are possible under Section 409A to Eligible 409A Options, (ii) the desire to make the Offer to Replace as broadly available as possible to Eligible 409A Optionees, and (iii) the confusion that would likely arise if only a portion of an Eligible 409A Option award is tendered in the Offer to Replace, we are requiring any Eligible Optionee who holds an Eligible 409A Option and who wishes to participate in the Offer to Replace to tender all Eligible 409A Options as a condition to participation in the Offer to Replace, including any portion of an Eligible 409A Option that is not subject to Section 409A (i.e., that vested prior to December 31, 2005).

In addition, certain states have also adopted laws similar to Section 409A such that an Eligible 409A Optionee may also incur additional taxes and penalties under such state law provisions with respect to Eligible 409A Options based on the state in which he or she is subject to taxation.  For instance, California has adopted a provision similar to Section 409A that will likely result in adverse income taxation on the dates that option vests, on each December 31 thereafter and on the date that option is exercised, unless that option is brought into compliance with Section 409A of the Code before exercise and before December 31, 2008.  The taxes, penalties and interest are likely to exceed 80% of the amount realized from the option and may exceed the entire amount realized from the option.  You are strongly encouraged to consult with your personal tax advisor to confirm your individual state tax consequences.

You should consult with your personal financial, tax and legal advisors with regard to the impact of Section 409A (and applicable state tax laws) on your Eligible 409A Options.  However, you should note that SST must report to the IRS (and any applicable state taxing authorities), and make applicable tax withholdings in respect of, any income that should be recognized by an Eligible 409A Optionee under Section 409A and other applicable tax laws in connection with Eligible 409A Options that are not amended in the Offer to Amend.  You will be solely responsible for any income taxes, penalties and interest payable, including under Section 409A and state and foreign tax laws.  See Section 15 of the Offering Memorandum entitled “Material U.S. Federal Income Tax Consequences” for more information.

Based upon our reasonable efforts, we have only identified non-US employees who are resident in China and Taiwan as holding Eligible 409A Options.  Thus, in Attachment B we have addressed the tax consequences of an Offer to Amend for these non-U.S. jurisdictions only.  It is possible, however, that we have not identified all employees who hold Eligible 409A Options.  If you hold Eligible 409A Options and reside in a jurisdiction other than the U.S., China or Taiwan, you are advised to consult your personal tax advisor.  You should also consult with your personal tax advisor to confirm your tax and social insurance consequences if you are subject to tax outside the United States.

Offer to Replace

We are making the Offer to Replace, because we believe the Offer to Replace is an effective means of recognizing employee contributions and aligning employee and shareholder interests.  Stock options have been, and continue to be, a key part of our employee incentive compensation and retention programs. Stock options are designed to motivate and reward employees’ efforts toward our growth and success.  However, many of our employees hold stock options with exercise prices that significantly exceed the current market price of our common stock.  These options no longer provide the long-term incentive and retention objectives that they were intended to provide.  The Offer to Replace is intended to address this situation.

3.                                      Status of Eligible Options Not Amended or Replaced.

If you choose not to tender your Eligible Options for amendment or replacement, your Eligible Options will continue to remain outstanding in accordance with their existing terms, including the currently applicable exercise prices, except that, whether or not Eligible 409A Options are amended in the Offer to Amend, such options will be treated by SST as non-statutory stock options going forward.

However, you should note that SST must report to the IRS, and make applicable tax withholdings in respect of, any income that should be recognized by you under applicable tax law in connection with those Eligible Options that are not amended in the Offer.  You will be solely responsible for any income taxes, penalties and interest payable, including under Section 409A and state and foreign tax laws.

If you choose not to participate in the Offer, you must still submit an Election Form indicating that you are declining to accept the Offer.

4.                                      Procedures for Tendering Eligible 409A Options and Eligible Underwater Options.

Making Your Election

Review Personalized Information; Election Forms.  Personalized information regarding each Eligible Optionee’s Eligible Options will be available at https://ssti.equitybenefits.com.  In addition, each Eligible Optionee’s option information will be set forth on his or her personalized Election Forms that are available at https://ssti.equitybenefits.com.  Screenshots of these Election Forms are filed as exhibits to this Offer.  If you have difficulty accessing the tender offer website, or if you wish to request a paper copy of your personalized information, please contact SST Stock Administration at stockadmin@SST.com or (408) 720-6549.

Completing Election Forms. You are encouraged to make your elections electronically via our tender offer website, https://ssti.equitybenefits.com.  However, submissions may also be made by submitting a completed paper Election Form, filed as an exhibit to this Offer, via facsimile to the attention of “Tender Offer” at (408) 523-7707 or via email to stockadmin@SST.com.   Submissions by any other means, including hand delivery, inter-office mail or U.S. mail (or other postal service), will NOT be accepted.

To make your elections electronically, you must log on to the Offer website at https://ssti.equitybenefits.com.  You must review the Welcome page.  From that page, you may either click on the Make an Election button to proceed with your election or you may click on the button to Contact Us to ask questions about the election process. If you select the Make an Election page, you will then see the Election Information page, which contains links to the SST Tender Offer Documents filed with the SEC.  From this page, you can proceed to the Election Form.

If you hold any Eligible 409A Options, you will need to select the appropriate choice to indicate whether or not you intend to amend your Eligible 409A Options in accordance with the terms of the Offer to Amend.  After completing the Election Form, you will be redirected to the Election Review page.  If you are satisfied with your election, you will be directed to the Agreement to Terms of Election page.  This is a legally binding contract between you and SST.  Please review it carefully.  Only after you have agreed to the Agreement to Terms of Election, and only if you have agreed to amend all of your Eligible 409A Options, will you be redirected to the Election Form related to the Offer to Replace.  If you have elected NOT to amend your Eligible 409A Options, you will be redirected to an Election Confirmation page.  Please print and keep a copy of the Election Confirmation page for your records.

If you have elected to amend all of your Eligible 409A Options, or if you do not hold any Eligible 409A Options, then you will be directed to an Election Form page for purposes of making an election with respect to your Eligible Underwater Options.  After completing the Election Form, you will be redirected to the Election Review page.  If you are satisfied with your election, you will be directed to the Agreement to Terms of Election page.  This is a legally binding contract between you and SST.  Please review it carefully.  After you have agreed to the Agreement to Terms of Election, you will be redirected to an Election Confirmation page.  Please print and keep a copy of the Election Confirmation page for your records.

Within one business day after you submit your electronic Election Form, or within three business days after we have received your paper Election Form (if you submitted your election via facsimile or email), we will email you an Election Confirmation Statement that confirms your elections.  Within three business days after the Expiration Date, we will email you a final Election Confirmation Statement that confirms the last election that you made for your Eligible Options as of the Expiration Date.  In the event that you do not receive an email confirming your elections in the time frames so described, you must send your printed copy of your last Election Form, or if applicable, your paper Election Form and facsimile transmission receipt or Outlook email “delivery receipt,” and any Election Confirmation Statement that you did receive to stockadmin@SST.com to evidence proper and timely submission of your Election Form.  You may change your elections at any time prior to the Expiration Date.

If you have any questions about submitting your Election Form, please contact SST Stock Administration at stockadmin@SST.com or (408) 720-6549.  Your electronic Election Form must be submitted online at https://ssti.equitybenefits.com, or your paper Election Form must be submitted and received via facsimile or email, before 11:59 p.m., Pacific Daylight Time, on May 1, 2008 (or a later expiration date if SST extends the Offer).  If your Election Form is not submitted (or, as applicable, received) on or before the Expiration Date it will be disregarded.  Please note that access to the website will be shutdown at 12:00 a.m., Pacific Daylight Time, on May 2, 2008.

You do not need to return your old stock option agreement for each Eligible Option to effectively elect to accept the Offer.

If we extend the Offer beyond the May 1, 2008 Expiration Date, then you must complete and submit and we must receive, as applicable, your Election Form before the extended Expiration Date.  We may decline to accept the tender of any Eligible Options to the extent that we determine the Election Form is not properly completed or submitted or to the extent that we determine it would be unlawful to accept the Eligible Options for amendment or exchange.  Although we may later extend, terminate or amend the Offer, we currently expect to accept all properly submitted Eligible Options promptly following the deadline of 11:59 p.m., Pacific Daylight Time, on May 1, 2008 (or a later expiration date if SST extends the Offer).  If you do not complete and submit your election form before the Offer expires, it will have the same effect as if you rejected the Offer.

You may exercise your Eligible Options before the Expiration Date, provided such exercise complies with the existing terms of your Eligible Options, our Insider Trading Policy and any interim blackout periods during which cashless exercises and sales to cover are prohibited.  However, if you exercise your Eligible Options before the Expiration Date, any election you have made to tender your exercised option for amendment or replacement pursuant to the Offer will be null and void.  Consequently, you may personally incur adverse tax consequences under Section 409A with respect to any Eligible 409A Options you exercise before the Expiration Date.  You will be solely responsible for any taxes, penalties or interest payable, including under Section 409A, as applicable.

Conditions to the Offer to Amend

You are not required to tender any of your Eligible 409A Options.  However, if you hold more than one Eligible 409A Option, and you wish to tender at least one Eligible 409A Option pursuant to the Offer to Amend, then you must elect to tender all of your Eligible 409A Options.  You may not tender less than all of your Eligible 409A Options, including any portion of an Eligible 409A Option that is not subject to Section 409A (i.e., that vested prior to December 31, 2005).  As noted in Section 15 of this Offering Memorandum, while certain portions of your Eligible 409A Options may not currently be subject to Section 409A by virtue of having vested before January 1, 2005, those options may become subject to adverse taxation under Section 409A in the future if they are materially modified, such as through participation in the Offer to Replace.  SST views this Offer to Amend as a one time offer - we do not anticipate making a follow up offer for any Eligible 409A Options that are not tendered in this Offer to Amend.  Therefore, we require that all Eligible 409A Options be tendered under the Offer to Amend to help eliminate, to the greatest extent possible, the adverse tax consequences that may apply to you as a holder of Eligible 409A Options.

Conditions to the Offer to Replace

You are not required to tender any of your Eligible Underwater Options.  If you hold more than one Eligible Underwater Option, and you wish to tender at least one Eligible Underwater Option pursuant to the Offer to Replace, you are not required to tender all of your Eligible Underwater Options.  However, if you wish to tender some of the shares subject to a particular Eligible Underwater Option, you must tender all of the shares subject to that particular Eligible Underwater Option.

In addition, if you hold Eligible 409A Options and you wish to participate in the Offer to Replace, you must first participate in the Offer to Amend with respect to all of your Eligible 409A Options.  We are imposing this requirement for two reasons:

(1)                                as further discussed in Section 15 of this Offering Memorandum, it is possible that participation in the Offer to Replace as to Eligible 409A Options without first participating in the Offer to Amend will result in adverse tax consequences under Section 409A as to the Eligible 409A Options; and

(2)                                as noted above, we do not anticipate making a follow up offer for any Eligible 409A Options that are not tendered in this Offer to Amend.

Therefore, we view this requirement as a means to avoid, to the greatest extent possible, the adverse tax consequences that may apply to you as a holder of Eligible 409A Options.

Determination of Validity; Rejection of Eligible Options; Waiver of Defects; No Obligation to Give Notice of Defects

We will determine, in our sole discretion, all questions as to the number of shares subject to the Eligible Option, as well as the validity, form, eligibility (including time of receipt) and acceptance of Election Forms.  Our determinations regarding these matters will be final and binding on all parties.  We may reject any or all Election Forms to the extent that we determine they were not properly completed or submitted or to the extent that we determine it is unlawful to accept an Eligible Option that you elected to tender.  We may waive any or all of the conditions of the Offer for all Eligible Optionees.  If we waive a condition to the Offer for any one Eligible Optionee, the condition will be waived for all Eligible Optionees.  We may waive any defect or irregularity in any Election Form with respect to any particular option or any particular Eligible Optionee.  No tendered Eligible Options will be accepted until all defects or irregularities in the submission have been cured by the Eligible Optionee or waived by us.  However, neither we nor any other person is obligated to give notice of any defects or irregularities involved in the election to tender any Eligible Option, and no one will be liable for failing to give notice of any such defects or irregularities.  The Offer is a one-time offer and we will strictly enforce the Expiration Date, subject to our right to grant an extension of the Offer at our sole discretion.

Our Acceptance Constitutes an Agreement

Your acceptance of the Offer pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the Offer, including your acceptance of the terms and conditions of the Amended Options and the New Options, as applicable.  If you are not notified of a rejection of your Election Form and you receive an Election Confirmation Statement, you may assume that your properly executed and delivered Election Form has been accepted.  Our acceptance of your properly submitted Election Form will form a binding agreement between you and us on the terms and subject to the conditions of this Offer.  If we accept your Election Form as to your Eligible 409A Options and/or Eligible Underwater Options, such Eligible 409A Options will be considered automatically amended on the Expiration Date, and/or such Eligible Underwater Options will be automatically replaced on the next business day following the Expiration Date, without any further action by any party.  Subject to our rights to extend, terminate, postpone and/or amend the Offer or to reject the Eligible Options you elect to tender, we currently expect that we will accept promptly after the Expiration Date all properly and timely made elections to amend Eligible 409A Options and to exchange Eligible Underwater Options that have not been validly withdrawn.

5.                                      Withdrawal Rights.

You may only withdraw your tendered Eligible Options in accordance with the provisions of this Section 5.

(i)                                     You may withdraw your tendered Eligible Options at any time before 11:59 p.m., Pacific Daylight Time, on the  Expiration Date of the Offer.  In addition, unless we accept and amend your Eligible

                                                409A Options before 12:00 midnight, Pacific Daylight Time, on May 1, 2008, or replace your Eligible Underwater Options before 12:00 midnight, Pacific Daylight Time, on the next business day thereafter, you may withdraw your tendered options at any time thereafter.

(ii)                                  To validly withdraw your tendered Eligible Options, you must submit a new Election Form at https://ssti.equitybenefits.com or a new paper Election Form via facsimile to the attention of “Tender Offer” at (408) 523-7707 or via email to stockadmin@SST.com.

You may only submit a new Election Form to withdraw your Eligible Options from the Offer while you still have the right to withdraw the tendered options in accordance with the requirements of subparagraph (i) above.

YOU MAY NOT WITHDRAW YOUR ACCEPTANCE OF THE OFFER TO AMEND AS TO LESS THAN ALL OF YOUR ELIGIBLE 409A OPTIONS THAT ARE OUTSTANDING ON THE EXPIRATION DATE.  IF YOU WISH TO WITHDRAW ONE TENDERED ELIGIBLE 409A OPTION, YOU MUST WITHDRAW ALL OF YOUR TENDERED ELIGIBLE 409A OPTIONS.  ANY ELECTION TO WITHDRAW AN ELECTION WITH RESPECT TO ONE OR MORE TENDERED ELIGIBLE 409A OPTIONS WILL BE DEEMED AN ELECTION TO WITHDRAW THAT ELECTION WITH RESPECT TO ALL OF THAT INDIVIDUAL’S ELIGIBLE 409A OPTIONS.

Any Eligible Option you withdraw will no longer be deemed tendered pursuant to the Offer.  You may not rescind any withdrawal unless you properly re-tender that Eligible Option before the Expiration Date by following the election and tender procedures described in Section 4.

Neither SST nor any other person is obligated to give notice of any defects or irregularities in any revised Election Form submitted to us for purposes of withdrawing tendered Eligible Options from the Offer, nor will anyone incur any liability for failure to give any such notice.  We will determine, in our sole discretion, all questions as to the form and validity, including time of receipt, of revised Election Forms purporting to withdraw tendered Eligible Options from the Offer.  Our determination of those matters will be final and binding.

6.                                      Acceptance of Eligible 409A Options for Amendment and Eligible Underwater Options for Replacement.

Upon the terms and subject to the conditions of the Offer, we will, following the expiration of the Offer on the Expiration Date, accept all Eligible 409A Options for amendment and all Eligible Underwater Options for replacement that have been properly tendered and not validly withdrawn before the Expiration Date.  For each Eligible 409A Option that is accepted pursuant to the Offer to Amend, we will increase the exercise price per share to the Adjusted Exercise Price at the Amendment Time, currently scheduled to be May 1, 2008.  For Eligible Underwater Options that are accepted pursuant to the Offer to Replace, we will cancel such options and grant New Options in replacement on the next business day following the Expiration Date.  If we extend the Expiration Date, then each accepted Eligible 409A Option will be amended on the extended Expiration Date and each accepted Eligible Underwater Option will be replaced on the next business day following the extended Expiration Date.

We will provide notice of our acceptance to each Eligible Optionee whose tendered Eligible Options we have accepted for amendment or replacement within three business days after the Expiration Date.  Specifically, we will email you a Final Election Confirmation Statement that confirms the last election that you made for your Eligible Options as of the Expiration Date (in substantially the form filed as an exhibit to this Offer).  Please print and keep a copy of the Final Election Confirmation Statement that you receive.  In the event that you do not receive a Final Election Confirmation Statement confirming your elections in the time frame described, you must send your printed copies of your last Election Form, or if applicable, your paper Election Form and facsimile transmission receipt or Outlook email “delivery receipt,” and any Election Confirmation Statement that you did receive, to SST Stock Administration at stockadmin@SST.com to evidence proper and timely submission of your Election Form.  If you do not receive your Final Election Confirmation Statement, please request your Final Election Confirmation Statement from SST Stock Administration at stockadmin@SST.com or (408) 720-6549.

In addition, as soon as administratively practicable after the Amendment Time, but in no event later than five business days after the Expiration Date, we will email each Eligible Optionee whose Eligible 409A Options have been amended pursuant to the Offer to Amend a new Stock Option Agreement reflecting the terms of the Amended Options, including Adjusted Exercise Price for those Amended Options.  With respect to options tendered pursuant to the Offer to Replace, as soon as administratively practicable following the Expiration Date, but in no event later than five business days after the Expiration Date, we will email each Eligible Optionee whose Eligible Underwater Options have been replaced pursuant to the Offer to Replace a Stock Option Agreement reflecting the terms of the New Options, including the New Option Price, vesting schedule and term of the New Options.

In order to process these option amendments and option cancellations and regrants in our stock database, your Amended Options and New Options (or, if you decline the Offer, your Eligible Options) may not be exercisable for up to five business days following the Expiration Date.  In all cases, any exercise of your stock options must comply with the SST Insider Trading Policy and any interim blackout periods during which cashless exercises and sales to cover are not permitted.  In addition, you may not exercise your unvested shares of your stock options.  As a result, New Options may not be exercisable for at least one year following the Expiration Date.

However, if you are not an employee of SST (or any SST subsidiary) on the Expiration Date, then none of your tendered Eligible 409A Options or Eligible Underwater Options will be amended or replaced.  These options will be returned to you and will remain exercisable in accordance with the terms in effect for them at the time of tender, including the then-current exercise price per share.

7.                                      Conditions of the Offer.

We will not accept any Eligible Options tendered to us pursuant to the Offer, and we may terminate or amend the Offer or postpone our acceptance of any Eligible Options tendered to us pursuant to the Offer, in each case, subject to Rule 13e-4(f)(5) under the 1934 Act, if at any time on or after April 3, 2008, and before the Expiration Date, any of the following events has occurred, or has been reasonably determined by us to have occurred and, in our reasonable judgment in any such case and regardless of the circumstances giving rise thereto (including any action or omission by us), the occurrence of such event or events makes it inadvisable for us to proceed with the Offer or with our acceptance of the Eligible Options tendered to us pursuant to the Offer:

(a)                                  there shall have been threatened or instituted or be pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or by any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Offer, the amendment of the existing exercise price in effect for some or all of the tendered Eligible 409A Options pursuant to the Offer to Amend, the cancellation of tendered Eligible Underwater Options and the grant of New Options in replacement pursuant to the Offer to Replace, or otherwise relates in any manner to the Offer or that, in our reasonable judgment, could materially and adversely affect our business, condition (financial or other), operating results, operations or prospects, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair the contemplated benefits of the Offer to us;

(b)                                 there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or us or any of our subsidiaries, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly:

•                  make the amendment of the tendered Eligible 409A Options or the cancellation of tendered Eligible Underwater Options and the grant of New Options in replacement thereof illegal or otherwise restrict or prohibit consummation of the Offer or otherwise relates in any manner to the Offer;

•                  delay or restrict our ability, or render us unable, to accept for amendment or replacement some or all of the tendered Eligible Options;

•                  materially impair the benefits we hope to convey as a result of the Offer, that we believe would occur only as a result of further changes to Section 409A, the regulations thereunder or other tax laws that would affect the Offer to Amend or the Eligible 409A Options; or

•                  materially and adversely affect our business, condition (financial or other), operating results, operations or prospects or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries;

(c)                                  there shall have occurred:

•                  any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

•                  any significant change in the market price of the shares of our common stock or any change in the general political, market, economic or financial conditions in the United States or abroad that could, in our reasonable judgment, have a material adverse effect on our business, condition (financial or other), operating results, operations or prospects or on the trading in our common stock, or that, in our reasonable judgment, makes it inadvisable to proceed with the Offer;

•                  in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

•                  any decline in either the Dow Jones Industrial Average, the NASDAQ Global Market or the Standard and Poor’s Index of 500 Companies by an amount in excess of 10% measured during any time period after the close of business on April 3, 2008;

(d)                                 there shall have occurred any change in U.S. generally accepted accounting principles or the application or interpretation thereof that could or would require us for financial reporting purposes to record compensation expenses against our operating results in connection with the Offer that would be in excess of any compensation expenses that we would be required to record under U.S. generally accepted accounting principles in effect at the time we commence the Offer;

(e)                                  a tender or exchange offer with respect to some or all of our outstanding common stock, or a merger or acquisition proposal for us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:

•                  any person, entity or “group,” within the meaning of Section 13(d)(3) of the 1934 Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of our common stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before April 3, 2008;

•                  any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before April 3, 2008 shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our common stock; or

•                  any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of our assets or securities or any of those of our subsidiaries;

(f)                                    any change or changes shall have occurred in our business, condition (financial or other), assets, operating results, operations, prospects or stock ownership or that of our subsidiaries as a result of unforeseen, extraordinary events beyond our control that, in our reasonable judgment, is or may be material to us or our subsidiaries or otherwise makes it inadvisable for us to proceed with the Offer; or

(g)                                 any rules, regulations or actions by any governmental authority, the NASDAQ Global Market, or other regulatory or administrative authority of any national securities exchange have been enacted, enforced or deemed applicable to SST that makes it inadvisable for us to proceed with the Offer.

The conditions to the Offer are for our benefit.  We may assert them in our discretion, regardless of the circumstances giving rise to them, at any time before the Expiration Date.  We may waive them, in whole or in part, at any time and from time to time before the Expiration Date, in our discretion, whether or not we waive any other condition to the Offer.  Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights.  The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances.  Should we decide to waive any of the material conditions of the Offer, the Offer will remain open for the five business days following the date we announce the waiver.  Any determination we make concerning the events described in this Section 7 may be challenged by an Eligible Optionee only in a court of competent jurisdiction.  A non-appealable determination with respect to such matter by a court of competent jurisdiction will be final and binding upon all persons.

8.                                      Price Range of Common Stock Underlying the Options.

There is no established trading market for the Eligible Options or any other options granted under our Plan.

Our common stock is listed on the NASDAQ Global Market under the symbol “SSTI.”  The following table shows, for the periods indicated, the high and low sales prices per share of our common stock on the NASDAQ Global Market:

Quarter Ended	High	Low

March 31, 2008	$3.06	$2.51

December 31, 2007	$3.83	$2.61
September 30, 2007	$4.07	$2.61
June 30, 2007	$5.17	$3.57
March 31, 2007	$5.81	$4.35

December 31, 2006	$4.88	$4.02
September 30, 2006	$4.36	$3.51
June 30, 2006	$5.02	$3.47
March 31, 2006	$5.68	$3.91

On March 31, 2008, the last reported sale price of our common stock on the NASDAQ Global Market was $2.62 per share.

The price of our common stock has been, and in the future may be, volatile and could decline.  The trading price of our common stock has fluctuated in the past and is expected to continue to do so in the future, as a result of a number of factors, many of which are outside our control.  In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market prices of many companies, and that have often been unrelated or disproportionate to the operating performance of those companies.

We have never declared or paid any cash dividends on our common stock or other securities, and we do not anticipate paying any cash dividends in the foreseeable future.

9.                                      Source and Amount of Consideration; Terms of Amended Options or New Options.

Consideration.  If we accept the tender of your Eligible 409A Options for amendment, the exercise price per share will be increased to the Adjusted Exercise Price at the Amendment Time and your Amended Options will be treated as non-statutory stock options.  Except for these modifications, all the terms and provisions in effect for the Eligible 409A Options at the time of tender will continue in effect after the amendment.  Accordingly, each Amended Option will continue to vest in accordance with the same vesting schedule measured from the same vesting commencement date currently in effect for each such Eligible 409A Option, and the exercise period and expiration date for each option will also remain unchanged.

If we accept the tender of your Eligible Underwater Options for exchange, then such options will, on the next business day following the Expiration Date, be cancelled and immediately replaced with New Options, granted under the Plan, that have a new exercise price per share equal to the closing price per share of our common stock on the Expiration Date as reported on the NASDAQ Global Market.  In addition, each New Option will have a new vesting schedule and a new term of eight years from the date of grant.  Finally, each New Option will be treated as a non-statutory stock option, regardless of whether the Eligible Underwater Option was granted as an ISO.  Shares returning to the Plan as a result of the cancellation of the Eligible Underwater Options will be available for future grants under the Plan.

As of March 31, 2008, options to purchase 12,411,392 shares of our common stock were issued and outstanding under the Plan, including Eligible 409A Options to purchase up to 1,678,938 shares of our common stock.  As of March 31, 2008, based on the last reported sales price of our common stock on such date, options covering 5,216,375 shares of our common stock would be deemed Eligible Underwater Options.  The total number of shares that may be granted as New Options will depend on the rate of participation by Eligible Underwater Optionees and the fair market value of our common stock on the Expiration Date.

Due to securities law restrictions, we cannot permit individuals who are not current employees of SST (or any SST subsidiary) on the Expiration Date to participate in the Offer to Amend and/or Offer to Replace.  As a result, if you are not employed by SST (or any SST subsidiary) on the Expiration Date, then none of your tendered Eligible 409A Options will be amended and none of your tendered Eligible Underwater Options will be cancelled and replaced.  The tendered options will be returned to you and will remain exercisable in accordance with the terms in effect for such options immediately prior to the Expiration Date, including the then-current exercise price per share.  Any Eligible 409A Options so returned may be subject to adverse income taxation under Section 409A.  You are strongly encouraged to consult with your own tax advisor to determine the tax consequences applicable to your particular situation in the event you hold Eligible 409A Options.

Terms of Amended Options or New Options.  The amendment of Eligible 409A Options or replacement of Eligible Underwater Options pursuant to the Offer will not create any contractual or other right of the tendering Eligible Optionees to receive any future grants of stock options, restricted stock units or other stock-based compensation.  This Offer does not change the “at-will” nature of an Eligible Optionee’s employment with us, and an Eligible Optionee’s employment may be terminated by us or by the optionee at any time, for any reason, with or without cause.  The employment of Eligible Optionees outside the United States may be terminated subject to the requirements of local law and the terms of any employment agreement.

The Eligible Options have all been granted pursuant to the Plan.  Each Amended Option will continue to remain outstanding under the Plan, and each New Option will be granted under the Plan.

The following is a description of the principal features of the Plan that apply to option grants made under the Plan.  The description of the Plan is subject to, and qualified in its entirety by reference to, the actual provisions of the Plan and the form of stock option agreement in effect for the Eligible Options granted under the Plan.  The 1995 Equity Incentive Plan has been filed as Exhibit 99.1 to our Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the “SEC”) on August 29, 2003.  Please contact SST Stock Administration via email at stockadmin@SST.com, via facsimile at (408) 523-7707 or via phone at (408) 720-6549, to receive a copy of the Plan document and the form of stock option agreement for the Plan.  We will promptly furnish you copies of those documents at our expense.  The form of Stock Option Agreement that will be used for the Amended Options and the New Options has been filed with the SEC as an exhibit to the Schedule TO.

1995 Equity Incentive Plan.

The following is a description of the principal provisions of the Plan that apply to option grants made under the Plan, including the Eligible Options.

Administration.  Our Board of Directors has delegated the authority to administer the Plan to the Compensation Committee.

Share Reserve.  As of March 31, 2008, options to purchase 12,411,392 shares of our common stock were outstanding under the Plan and an additional 1,143,077 shares remained available for future grant.  The shares of our common stock issuable under the Plan may be drawn from shares of our authorized but unissued common stock, from shares of our common stock that we reacquire or purchase on the open market, or a combination thereof.

Option Terms.  Each option granted under the Plan has an exercise price per share determined by the Compensation Committee.  The exercise price of each ISO may not be less than 100% of the fair market value of the option shares on the grant date.  The exercise price of each non-statutory stock option is determined by the Compensation Committee.  Notwithstanding the foregoing, an option may be granted with an exercise price lower than that set forth in the preceding sentence if such option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of 424(a) of the Code.  The shares subject to each option may, but need not, be allotted in periodic installments and vest from time to time during each of such installment periods as provided for by the governing option agreement.  No options granted under the Plan will have a term in excess of eight years measured from the grant date, and each outstanding option will be terminate following the optionee’s cessation of service within such period of time ending on the earlier of (i) the date three (3) months after the termination of  the option holder’s continuous status as an employee, director or consultant of SST, or (ii) the expiration of the term of the option as set forth in the Option Agreement.

Shareholder Rights and Option Transferability.  No rights under a stock bonus or restricted stock purchase agreement shall be transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order satisfying the requirements of Rule 16b-3 of the Securities Exchange Act of 1934 and any administrative interpretations or pronouncements thereunder, so long as stock awarded under such agreement remains subject to the terms of the agreement.

Changes in Capitalization.  (a) If any change is made in the stock subject to the Plan without the receipt of consideration by SST (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by SST), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the outstanding rights or awards granted under the Plan will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding rights or awards. Such adjustments shall be made by the Board of Directors, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of SST shall not be treated as a “transaction not involving the receipt of consideration by SST.”)

(b) In the event of (1) a dissolution, liquidation or sale of substantially all of the assets of SST; (2) a merger or consolidation in which SST is not the surviving corporation; or (3) a reverse merger in which SST is the surviving corporation but the shares of our common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation or an affiliate of such surviving corporation shall assume any rights or awards outstanding under the Plan or shall substitute similar rights or awards for those outstanding under the Plan, or (ii) such rights or awards shall continue in full force and effect.  In the event any surviving corporation and its affiliates refuse to assume or continue such rights or awards, or to substitute similar options for those outstanding under the Plan, then, with respect to rights or awards held by persons then performing services as employees, Directors or consultants, the time during which such rights or awards may be exercised shall be accelerated and the rights or awards terminated if not exercised prior to such event.

Amendment.  Our Board of Directors may amend the Plan.  However, no amendment shall be effective unless approved by the shareholders within twelve months before or after the adoption of the amendment, where the amendment will (i) increase the number of shares reserved under the Plan; (ii) modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986); or (iii) modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code or to comply with the requirements of Rule 16b-3 of the Securities Exchange Act of 1934.

Taxation of Non-Statutory Stock Options.

An optionee generally will not recognize taxable income for U.S. federal income tax purposes upon the grant of a non-statutory option.  In general, an optionee will recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.  In general, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option.

An optionee subject to taxation outside the United States should refer to Attachment B for a discussion of income tax and social insurance consequences of the Offer and the grant of New Options and/or Amended Options in those jurisdictions, as well as the consequences of accepting or rejecting this Offer.

A citizen or resident of multiple jurisdictions should be aware that there might be other tax and social insurance consequences that may apply.  We strongly recommend that you consult with your own tax, financial and legal advisors to discuss the consequences to you of this Offer.

10.                               New Options Will Differ from the Eligible Underwater Options They Replace.

If we accept the tender of your Eligible Underwater Options for exchange, then such options will, on the next business day following the Expiration Date, be cancelled and immediately replaced with New Options that have a new exercise price per share equal to the closing price per share of our common stock on the Expiration Date, as reported on the NASDAQ Global Market, and will cover a lesser number of shares than the originally tendered Eligible Option, with such number determined based on the exchange ratios described in Section 1 above.  In addition, each New Option will have a new vesting schedule (described in Section 1 above) and a new term of eight years from the date of grant (i.e., eight years from the Expiration Date).  Finally, each New Option will be treated as a non-statutory stock option, regardless of whether the Eligible Underwater Option was granted as an ISO.

11.                               Information Concerning SST.

SST is a leading supplier of NOR flash memory semiconductor devices for the digital consumer, networking, wireless communications and Internet computing markets.  NOR flash memory is a form of nonvolatile memory that allows electronic systems to retain information when the system is turned off.  NOR flash memory is used in hundreds of millions of consumer electronics and computing products annually.

We produce and sell many products based on our SuperFlash design and manufacturing process technology.  Our products are incorporated into products sold by many well-known companies including Apple, Asustek, BenQ, Cisco, Dell, First International Computer, or FIC, Gigabyte, Haier, Huawei, Infineon, Intel, IBM, Inventec, Legend Lenovo, LG Electronics, Freescale Semiconductor, NEC, Nintendo, Panasonic, Philips, Quanta,

Samsung, Sanyo, Seagate, Sony, Sony Ericsson, Toshiba, Texas Instruments, VTech and ZTE. We also produce and sell other semiconductor products including smartcards integrated circuits, or ICs, and modules, NAND flash controllers and NAND-controller based modules, radio frequency, or RF, ICs and modules.

Information concerning our business, including our background, strategy, products, collaborative efforts, manufacturing, research and product development, competition, intellectual property and employees included in our amended Annual Report on Form 10-K, for the year ended December 31, 2007 is incorporated by reference herein and may be inspected at, and copies may be obtained from, the places and in the manner described in Section 18 of this Offering Memorandum entitled “Additional Information.”

Financial Information.  The following table sets forth selected consolidated financial operating data for SST.  The selected historical consolidated statement of operations data for the years ended December 31, 2005, 2006 and 2007 have been derived from the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 that have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm.

The information presented below should be read together with the complete financial statements and notes related thereto as well as the section of these reports entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations.  We have presented the following data in thousands, except per share data.

	Year Ended December 31,
(in thousands, except per share data)	2005	2006	2007

Net revenue	$430,899	$452,509	$411,748
Gross profit	$78,482	$118,866	$120,416
Income (loss) from operations	$(24,133)	$16,121	$(24,059)
Net (loss)	$(26,624)	$(20,777)	$(48,957)
Net (loss) per share (basic and diluted)	$(0.26)	$(0.20)	$(0.47)
Weighted average shares (basic and diluted)	101,369	103,355	104,134
Cash and cash equivalents	$77,382	$100,973	$118,157
Current assets, non cash	$200,071	$186,735	$156,613
Non-current assets	$200,759	$178,270	$128,695
Current liabilities	$99,640	$98,233	$73,364
Non-current liabilities	$2,627	$2,030	$7,548
Total shareholders’ equity	$375,945	$365,715	$322,553
Book value per common share(1)	$3.71	$3.54	$3.10

(1) The historical book value per share is computed by dividing shareholders’ equity by the number of shares of common stock outstanding at the end of each period presented.

Ratio of Earnings to Fixed Charges.  SST has a net loss for the years ended December 31, 2005, 2006 and 2007, therefore, the calculation of SST’s ratio of earnings to fixed charges for such periods is not applicable.

The financial information included in our Annual Report on Form 10-K for the year ended December 31, 2007 is incorporated by reference herein and may be inspected at, and copies may be obtained from, the places and in the manner described in Section 18 of the Offering Memorandum entitled “Additional Information.”

12.                               Interests of Directors and Officers; Transactions and Arrangements Concerning the Options; Material Agreements with Directors and Officers.

The members of the SST board of directors and the SST executive officers and their respective positions and offices as of April 3, 2008, are set forth in the following table:

Name	Age	Position and Offices Held
Bing Yeh	57	President, Chief Executive Officer and Chairman of the Board
Yaw Wen Hu	58	Executive Vice President, Chief Operating Officer and Director
Derek J. Best	57	Senior Vice President, Sales and Marketing
Michael S. Briner	60	Senior Vice President, Application Specific Product Group
Chen Tsai	56	Senior Vice President, Worldwide Backend Operations
Paul S. Lui	57	Senior Vice President, Standard and Special Product Group
James B. Boyd	55	Chief Financial Officer and Senior Vice President, Finance
Yasushi Chikagami	69	Director
Ronald D. Chwang	60	Director
Terry M. Nickerson	68	Director
Tsuyoshi Taira	69	Director
Edward Y.W. Yang	57	Director

The address of each board member and executive officer is c/o Silicon Storage Technology, Inc., 1171 Sonora Court, Sunnyvale, California 94086.

As of March 31, 2008, our current executive officers and members of our Board of Directors as a group beneficially owned outstanding options to purchase an aggregate of 2,529,979 shares of our common stock under the Plan and the 1995 Non-Employee Directors’ Stock Option Plan, which represented approximately 19.7% of the shares of common stock subject to all options outstanding under the Plan and the 1995 Non-Employee Directors’ Stock Option Plan as of that date.  Our current and former executive officers and members of our Board of Directors are not eligible to participate in the Offer.  The following table shows the holdings of options to purchase our common stock as of March 31, 2008 by each director and each executive officer of SST.

Name of Optionholder	Number of Outstanding Options Beneficially Owned (Total Options) (#)	Percentage of Options Outstanding (%)
Directors:
Bing Yeh	240,000	1.9
Yaw Wen Hu	532,774	4.1
Yasushi Chikagami	108,000	*
Ronald D. Chwang	90,000	*
Terry M. Nickerson	70,512	*
Tsuyoshi Taira	128,570	1.0
Edward Y.W. Yang	45,000	*

Executive Officers (Non-Directors):
Derek J. Best	245,462	1.9
Michael S. Briner	383,083	3.0
Chen Tsai	326,324	2.5
Paul S. Lui	180,254	1.4
James B. Boyd	180,000	1.4
All directors and executive officers as a group (12 persons)	2,529,979	19.7

* Indicates less than 1%

Neither we nor, to the best of our knowledge, any of our affiliates, directors or executive officers is a party to any agreement, arrangement, understanding or relationship, whether or not legally enforceable, with any other person relating directly or indirectly, with respect to options to purchase our common stock or Eligible Option Grants, including but not limited to, any agreement, arrangement, understanding or relationship concerning the transfer or the voting of our securities, joint ventures, loan or option arrangements, puts or call, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations, except for the following, as of March 31, 2008:

•                  outstanding options to purchase an aggregate of 12,411,392 shares of our common stock pursuant to the Plan;

•                  outstanding options to purchase an aggregate of 442,082 shares of our common stock pursuant to our 1995 Non-Employee Directors’ Stock Option Plan, as amended;

•                  an aggregate of 368,058 shares of our common stock reserved for issuance to our employees pursuant to our 1995 Employee Stock Purchase Plan, as amended;

•                  the outstanding stock options granted to our directors, executive officers and other employees and consultants pursuant to our various equity incentive plans, which are described in Note 8 to our consolidated financial statements as set forth in our Annual Report on Form 10-K for the year ending December 31, 2007, which is incorporated herein by reference.

During the 60-day period ended April 3, 2008:

•                  we granted options under the Plan to purchase 1,450,961 shares of our common stock, of which options to purchase 536,000 shares were granted to our directors and executive officers;

•                  individuals exercised options to acquire 43,849 shares of our common stock with exercise prices per share ranging from $0.95 to $2.36, none of which were acquired by our directors and executive officers;

•                  options to purchase an aggregate of 150,719 shares of our common stock under the Plan were cancelled, of which 30,000 shares were held by our directors and executive officers; and

•                  our directors and executive officers sold no shares of our common stock.

The following executive officers and non-employee Board members were parties to the following transactions involving our common stock conducted during the 60-day period ended April 3, 2008:

•                  On February 11, 2008, Dr. Chwang and Messrs. Nickerson, Taira and Chikagami each received an option to purchase 12,000 shares of our common stock at an exercise price per share of $2.58.

•                  On February 11, 2008, Messrs. Best, Briner, Tsai and Lui each received an option to purchase 65,000 shares of our common stock at an exercise price per share of $2.58.

•                  On February 11, 2008, Mr. Yeh received an option to purchase 150,000 shares of our common stock at an exercise price per share of $2.838.

•                  On February 11, 2008, Dr. Hu received an option to purchase 78,000 shares of our common stock at an exercise price per share of $2.58.

We have repurchased 2,203,442 shares of our common stock, at a total value of $6,120,365, during the 60-day period ended April 3, 2008.

Except as otherwise described above and other than stock option grants in the ordinary course to employees who are not executive officers, there have been no transactions in any outstanding options to purchase our common stock or in our common stock that were effected during the 60-day period ended April 3, 2008 by SST or by any current executive officer, director, affiliate or subsidiary of SST.

13.                               Accounting Consequences of the Offer.

We anticipate that we will incur non-cash compensation expenses over the vesting period of the New Options.  The actual expense will depend upon our share price on the date the Offer closes.  According to Statement of Financial Accounting Standards No. 123(R) (“SFAS No. 123(R)”), Share-Based Payment, a company modifying an award under SFAS No. 123(R) will incur compensation cost for any incremental difference in fair value between the new award and the old award, measuring the old award’s fair value immediately before the modification.  If the modified award results in a lower fair value than the original award the modification does not result in an accounting consequence.

14.                               Legal Matters; Regulatory Approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our increasing the exercise prices of Eligible 409A Options to the Adjusted Exercise Price, or canceling Eligible Underwater Options and granting New Options in replacement, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for such amendment to those Eligible 409A Options or the cancellation of Eligible Underwater Options and grant of New Options as contemplated herein.  Should any such approval or other action be required, we presently contemplate that we will seek such approval or take such other action.  We are unable to predict whether we may be required to delay the acceptance of tendered Eligible 409A Options for amendment or Eligible Underwater Options for replacement pending the outcome of any such matter.  We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business.  Our obligation to amend Eligible 409A Options or replace Eligible Underwater Options is subject to certain conditions, including the conditions described in Section 7.

15.                               Material U.S. Federal Income Tax Consequences.

The following is a general summary of the material U.S. federal income tax consequences applicable to the amendment of Eligible 409A Options and the cancellation of Eligible Underwater Options and the grant of New Options in replacement.  A summary of other foreign tax consequences is provided on Attachment B.  State and local tax consequences are not addressed in this Offering Memorandum.

U.S. Federal Tax Consequences of Rejecting the Offer to Amend.

Based on currently available guidance provided by the Internal Revenue Service (the “IRS”), we believe that the following adverse U.S. federal tax consequences apply to certain portions of the Eligible 409A Options if (i) they are not amended pursuant to the Offer and (ii) they are not exercised following termination of employment and prior to December 31, 2008:

•          Adverse taxation under Section 409A applies to the portion of the Eligible 409A Options that

(i)                vests on or after January 1, 2005 and

(ii)             vested prior to January 1, 2005 but that is subsequently materially modified.

Such portion of the Eligible 409A Options will be referred to in this Section 15 as the “Subject 409A Options.”

•          In the year the Subject 409A Option vests:

(i)

The Eligible 409A Optionee will generally recognize taxable income in the tax year(s) starting in 2005 when the Subject 409A Option vests (except to the extent such Subject 409A Option was exercised by December 31, 2005).  The amount of income recognized in connection with vesting will likely be equal to the fair market value of the newly vested shares, less the exercise price payable for those shares.  While it is not clear when this income would be measured, as the IRS has not yet issued final guidance on this point, the amount of income will likely be based on the value of the shares either on the vesting date or on December 31 of the year in which the option vests.

(ii)         The Eligible 409A Optionee will incur an additional 20% federal income tax because of Section 409A on the income recognized in connection with vesting.

(iii)      The Eligible 409A Optionee will also be liable for additional tax in the nature of interest if the income should have been reported in an earlier tax year than first reported and for each year thereafter until the income is reported and paid.

(iv)     This taxation could occur even though the Subject 409A Option remains unexercised.

•                   In the years between the year of vesting and the year of exercise:

(i)            The Eligible 409A Optionee will generally recognize taxable income with respect to the Subject 409A Option in the tax year(s) between the year of vesting and the year of exercise.  The amount of income recognized will likely be equal to the fair market value of the vested shares on December 31 of such tax year, less the exercise price payable for those shares and less any income previously recognized.

(ii)         The Eligible 409A Optionee will incur an additional 20% federal income tax because of Section 409A on the income recognized on that December 31.

(iii)      The Eligible 409A Optionee will also be liable for additional tax in the nature of interest if the income should have been reported in an earlier tax year than first reported and each year thereafter until the income is reported and paid.

(iv)     This taxation could occur even though the Subject 409A Option remains unexercised.

•                   In the year the Subject 409A Option is exercised:

(i)            The Eligible 409A Optionee will generally recognize taxable income in the tax year(s) after 2005 when the Subject 409A Option is exercised.  The amount of income recognized in connection with the exercise of the option will likely be equal to the fair market value of the purchased shares on the date of exercise, less the sum of the exercise price paid and any income previously recognized (i.e., income recognized upon vesting and each December 31 thereafter).

(ii)         The Eligible 409A Optionee will incur an additional 20% federal income tax because of Section 409A on the income recognized in connection with the bullets above.

In addition, certain states have also adopted tax laws that may operate in a manner similar to Section 409A such that an Eligible 409A Optionee may also incur additional taxes and penalties under such state law provisions with respect to Subject 409A Options based on the state in which he or she is subject to taxation.  For instance, California has adopted a provision similar to Section 409A that will likely result in the aggregate state and federal income tax, penalties and interest paid of approximately 80% or more of the amount recognized from a Subject 409A Option for individuals subject to taxation in California.  You are strongly encouraged to consult with your personal tax advisor to confirm your individual state tax consequences.

As indicated in the first bullet point above, the portion of an Eligible 409A Option that vested prior to January 1, 2005 and that is not subsequently modified (such as through the acceptance of the Offer to Replace) should not be subject to adverse taxation under Section 409A.  However, given (i) the adverse tax consequences that are possible under Section 409A for Eligible 409A Options, (ii) the desire to make the Offer to Replace as broadly available as possible to Eligible 409A Optionees, and (iii) the confusion that would likely arise if only a portion of an Eligible 409A Option award is tendered in the Offer to Replace, we are requiring any Eligible Optionee who holds an Eligible 409A Option and who wishes to participate in the Offer to Replace to tender all Eligible 409A Options as a condition to participation in the Offer to Replace.

Although our Board of Directors has approved this Offer, neither we nor our Board of Directors will make any recommendation as to whether you should tender your Eligible Options for amendment or replacement.  You must make your own decision whether to tender your Eligible Options after taking into account your own personal circumstances and preferences.  You should consult with your personal financial, tax and legal advisors with regard to the impact of Section 409A (and applicable state tax laws) on your Eligible 409A Options and your participation in the Offer.  However, you should note that SST must report to the IRS (and any applicable state taxing authorities), and make applicable tax withholdings in respect of any income that should be recognized by an Eligible 409A Optionee under Section 409A and other applicable tax laws in connection with Eligible 409A Options that are not amended in the Offer to Amend.  You will be solely responsible for any income taxes, penalties, and interest payable, including under Section 409A and state and foreign tax laws.

U.S. Federal Tax Consequences of Rejecting the Offer to Replace:

There are no material U.S. federal tax consequences to rejecting the Offer to Replace.

U.S. Federal Tax Consequences of Accepting the Offer to Amend and/or the Offer to Replace:

Acceptance of Offer.  If you tender your Eligible 409A Options or Eligible Underwater Options, you will not recognize any taxable income for U.S. federal income tax purposes at the time of your tender.

Amendment of Option.  The amendment of your Eligible 409A Option to increase the exercise price per share to the Adjusted Exercise Price is not a taxable event for U.S. federal income tax purposes but should, we believe, result in the Eligible 409A Options not being subject to Section 409A.

Cancellation and Grant of New Options.  The cancellation of tendered Eligible Underwater Options and the grant of a New Option in replacement will not be a taxable event for U.S. federal income tax purposes.

Exercise of Amended Option or New Option.  Your Amended Option or New Option will be taxable as a non-statutory stock option for U.S. federal income tax purposes.  Accordingly, upon each exercise of such option, you will recognize immediate taxable income equal to the excess of (i) the fair market value of the purchased shares at the time of exercise over (ii) the exercise price paid for those shares, and SST will collect the applicable withholding taxes with respect to such income from you.

Sale of Acquired Shares.  The subsequent sale of the shares acquired upon the exercise of your Amended Option or New Option will give rise to a capital gain to the extent the amount realized upon that sale exceeds the sum of the (i) exercise price paid for the shares plus (ii) the taxable income recognized in connection with the exercise of the option for those shares.  A capital loss will result to the extent the amount realized upon such sale is less than such sum.  The gain or loss will be long-term if the shares are not sold until more than one year after the date the Amended Option or New Option is exercised for those shares.

If you are subject to taxation outside of the United States, please refer to Attachment B for a general summary of the tax consequences of accepting the Offer to Amend and/or the Offer to Replace.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE FOREIGN AND U.S. FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN OR REJECTING THE OFFER.

16.                               Extension of the Offer; Termination; Amendment.

We expressly reserve the right, in our discretion, at any time and from time to time, and regardless of whether or not any event set forth in Section 7 has occurred or is deemed by us to have occurred, to extend the period of time during which the Offer is open and thereby delay the acceptance of any Eligible 409A Options for amendment or Eligible Underwater Options for replacement by giving notice of such extension to the tendering Eligible Optionees and making a public announcement thereof.

We also expressly reserve the right, in our judgment, at any time before the Expiration Date, to terminate or amend the Offer and to postpone our acceptance of any tendered Eligible 409A Options for amendment or Eligible Underwater Options for replacement upon the occurrence of any of the conditions specified in Section 7, by giving written or electronic notice of such termination or postponement to the tendering Eligible Optionees and making a public announcement thereof.  Our reservation of the right to delay our acceptance of the tendered Eligible 409A Options for amendment or Eligible Underwater Options for replacement is limited by Rule 13e-4(f)(5) promulgated under the 1934 Act, which requires that we must pay the consideration offered or return the tendered Eligible 409A Options or Eligible Underwater Options promptly after termination or withdrawal of the Offer.

Changes to the Offer may be made at any time and from time to time by public announcement of the change.  In the case of an extension, notice of such extension will be issued no later than 9:00 a.m. pacific time on the next business day after the last previously scheduled or announced expiration of the Offer.  Any public announcement made pursuant to the Offer will be disseminated promptly to Eligible Optionees in a manner reasonably designated to inform option holders of such change.

If we materially change the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the 1934 Act.  Those rules require that the minimum period during which an Offer must remain open following material changes in the terms of the Offer or information concerning the Offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information.

If we decide to take any of the following actions, we will give notice of such action and keep the Offer open for at least ten business days after the date of such notification:

(1)                                  we increase or decrease the amount of consideration offered for the Eligible 409A Options or Eligible Underwater Options, or

(2)                                  we decrease the number of Eligible Options eligible to be tendered in the Offer.

17.                               Fees and Expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting submissions of Eligible 409A Options for amendment or Eligible Underwater Options for replacement pursuant to this Offer.

18.                               Additional Information.

We have filed with the SEC a Tender Offer Statement on Schedule TO, of which this document is a part, with respect to the Offer.  This document does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO.  We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to tender your Eligible Options for amendment or replacement:

(i)                                     our Annual Report on Form 10-K for our year ended December 31, 2007, filed with the SEC on March 18, 2008;

(ii)                                 our Current Report on Form 8-K filed with the SEC on January 7, 2008; our Current Report on Form 8-K filed with the SEC on January 8, 2008; our Current Report on Form 8-K filed with the SEC on January 18, 2008; our Current Report on Form 8-K filed with the SEC on February 6, 2008 (with respect to Item 8.01); and our Current Report on Form 8-K filed with the SEC on April 2, 2008.

(iii)                             the description of our common stock included in our prospectus filed with the SEC on July 29, 1999 pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, in connection with SST’s Registration Statement No. 333-83981, including any amendments or reports we file for the purpose of updating that description.

The SEC file number for our current and periodic reports is 000-0855906.  These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings are available to the public on the SEC’s website at www.sec.gov.  These filings may also be examined, and copies may be obtained, at the following SEC public reference room:

100 F Street, N.E.
Washington, D.C. 20549

You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330.

We will also provide without charge to each person to whom a copy of this document is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents).  Requests should be directed to:

Silicon Storage Technology, Inc.
1171 Sonora Court
Sunnyvale, California 94086
Attn:  James Boyd, Chief Financial Officer

or contact SST Stock Administration via email at stockadmin@SST.com, via facsimile at (408) 523-7707 or via phone at (408) 720-6549.

As you read the foregoing documents, you may find some inconsistencies in information from one document to another.  If you find inconsistencies between the documents, or between a document and this document, you should rely on the statements made in the most recent document.

The information relating to SST in this document should be read together with the information contained in the documents to which we have referred you.

19.                               Forward-looking Statements; Miscellaneous.

This document and our SEC reports referred to above contain certain forward-looking statements within the meaning of Section 27A of the 1933 Act and Section 21E of the Securities Act of 1934.  All statements other than statements of historical fact may be forward-looking statements.  Such forward-looking statements include, among others, those statements regarding future events and future results of SST that are based on current expectations, estimates, forecasts, and the beliefs and assumptions of us and our management, and speak only as of the date made and are not guarantees of future performance.  The words “anticipates,” “believes,” “expects,” “estimates,” “plans,” “objectives,” and other similar statements of expectation identify forward-looking statements.  Forward-looking statements are inherently uncertain and subject to risks.  Such statements should be viewed with caution.  Factors that might cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K, including those set forth in Item 1A, those factors set forth in Item 7A and those factors set forth in other reports that we file with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements.

We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law.  If we become aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, we intend to make a good faith effort to comply with such law.  If, after such good faith effort, we cannot comply with such law or we determine that further efforts to comply are not advisable, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Eligible Options residing in such jurisdiction.

We have not authorized anyone to give you any information or to make any representations in connection with the Offer other than the information and representations contained in this document, the related Tender Offer Statement on Schedule TO, the Commencement Notice and the Election Forms.  If anyone makes any representation to you or gives you any information different from the representations and information contained in this document, the related Tender Offer Statement on Schedule TO or in the related Election Form and accompanying Stock Option Amendment, you must not rely upon that representation or information as having been authorized by us.

We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your Eligible Options pursuant to the Offer.  You should rely only on the representations and information contained in this document, the related Tender Offer Statement on Schedule TO, the Commencement Notice and the Election Forms to which we have referred you.

Silicon Storage Technology, Inc.
April 3, 2008

ATTACHMENT A

List of Foreign Jurisdictions

Tax Considerations

China

Japan

Korea

Macau

Singapore

Taiwan

United Kingdom

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ATTACHMENT B

GUIDE TO TAX ISSUES IN CHINA

The following is a general summary of the material tax consequences of accepting the Offer for Eligible Employees subject to tax in China.  This summary is based on the law in effect in China as of March 2008.  This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Employees.  Please note that tax laws change frequently and occasionally on a retroactive basis.  As a result, the information contained in this summary may be out of date at the time the Amended or New Option is granted, exercised or you sell shares acquired upon exercise of the Amended or New Option.

This summary also includes other country specific requirements that may apply to you.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you.  Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Acceptance of Offer.  If you tender your Eligible 409A Option or your Eligible Underwater Option, you likely will not recognize any taxable income in China at the time of your tender.  Please note, however, that the Chinese tax treatment of a tender of options is uncertain.  Therefore, we recommend that you check with your tax advisor on the potential tax consequences of the Offer.

Amendment of Option. The amendment of your Eligible 409A Option to increase the exercise price likely is not a taxable event.  Please note, however, that this result is not completely certain.

Cancellation and Grant of New Option.  The cancellation of tendered Eligible Underwater Options and the grant of a New Option in replacement will not be a taxable event for Chinese income tax purposes.

Exercise of Amended Option or New Option.  When you exercise your Amended Option or New Option, you will be subject to tax on the difference (or spread) between the fair market value of the shares on the date of exercise and the exercise price.  You may be subject to social insurance contributions on the spread when you exercise the Amended Option or New Option.

Sale of Acquired Shares.  When you subsequently sell the shares acquired at exercise of your Amended Option or New Option, you will be subject to capital gains tax on the difference between the sale proceeds and the fair market value of the shares on the date of exercise.

Withholding and Reporting.  Your employer will be required to withhold and report income tax when you exercise your Amended Option or New Option.  Your employer may also be required to withhold social insurance contributions if it is of the opinion that social insurance legislation requires this.  It is your responsibility to report and pay any difference between the actual tax liability and the amount withheld, and any taxes resulting from the Offer or the sale of shares.

Exchange Control Information.  If you remit funds from the sale of shares into China, exchange control restrictions may limit your ability to access and/or convert funds received upon exercise of the Amended Option or New Option and sale of shares, particularly if these amounts exceed US$50,000.  You should confirm the procedures and requirements for withdrawals and conversions of foreign currency with your local bank prior to the sale of shares.

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ATTACHMENT B

GUIDE TO TAX ISSUES IN JAPAN

The following is a general summary of the material tax consequences of accepting the Offer to Replace for Eligible Employees subject to tax in Japan.  This summary is based on the laws in effect in Japan as of March 2008.  This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Employees.  Please note that tax laws change frequently and occasionally on a retroactive basis.  As a result, the information contained in this summary may be out of date at the time the New Option is granted, exercised or you sell shares acquired upon exercise of the New Option.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you.  Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Acceptance of Offer to Replace.  If you tender your Eligible Underwater Option, you likely will not recognize any taxable income in Japan at the time of your tender.  Please note, however, that the Japanese tax treatment of a tender of options is uncertain because there are no specific tax provisions related to such a tender.  Therefore, we recommend that you check with your tax advisor on the potential tax consequences of the Offer.

Cancellation and Grant of New Option.  The cancellation of tendered Eligible Underwater Options and the grant of a New Option in replacement likely will not be a taxable event for Japanese income tax purposes.  You are advised to consult your tax advisor on this issue.

Exercise of New Option.  When you exercise the New Option, you will be subject to tax on the difference (or spread) between the fair market value of the shares on the date of exercise and the exercise price.  The spread likely will be characterized as remuneration income and will be taxed at your marginal tax rate.  You likely will not be subject to social insurance contributions on the spread when you exercise the New Option.

Sale of Acquired Shares.  When you subsequently sell the shares acquired at exercise of the New Option, you will be subject to capital gains tax on the difference between the sale proceeds and the fair market value of the shares on the date of exercise.  You may be eligible for a reduced tax rate depending on the circumstances of the sale.  Please consult with your personal tax advisor regarding whether you will be eligible for a reduced tax rate.

Withholding and Reporting.  Neither SST nor your employer will be required to withhold income tax when you exercise your New Option.  It is your responsibility to file a personal tax return and to report and pay any taxes resulting from the Offer to Replace, the grant and exercise of the New Option and the sale of shares.

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ATTACHMENT B

GUIDE TO TAX ISSUES IN KOREA

The following is a general summary of the material tax consequences of accepting the Offer to Replace for Eligible Employees subject to tax in Korea.  This summary is based on the laws in effect in Korea as of March 2008.  This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Employees.  Please note that tax laws change frequently and occasionally on a retroactive basis.  As a result, the information contained in this summary may be out of date at the time the New Option is granted, exercised or you sell shares acquired upon exercise of the New Option.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you.  Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Acceptance of Offer to Replace.  If you tender your Eligible Underwater Options, you likely will not recognize any taxable income in Korea at the time of your tender.  Please note, however, that the Korean tax treatment of a tender of options is uncertain.  Therefore, we recommend that you check with your tax advisor on the potential tax consequences of the Offer.

Cancellation and Grant of New Option.  The cancellation of tendered Eligible Underwater Options and the grant of a New Option in replacement will not be a taxable event for Korean income tax purposes.

Exercise of New Option.  When you exercise the New Option, you will be subject to tax and social insurance contributions (to the extent you have not already exceeded the applicable contribution ceiling) on the difference (or spread) between the fair market value of the shares on the date of exercise and the exercise price.  The spread will be considered Class B income.

Sale of Acquired Shares.  When you subsequently sell the shares acquired at exercise of the New Option, you will be subject to capital gains tax on the difference between the sale proceeds and the fair market value of the shares on the date of exercise, unless the gain you have realized from the sale of shares in that year is less than the exempt amount, which currently is KRW2,500,000 per year per type of asset sold.  Thus, any gain you realize on stock assets that exceeds KRW2,500,000 will be subject to capital gains tax.

Withholding and Reporting.  Neither SST nor your employer will be required to withhold income tax when you exercise your New Option.  However, your employer may be required to withhold social insurance on the spread at exercise.  It is your responsibility to report and pay any taxes resulting from the Offer to Replace, the grant and exercise of the New Option and the sale of shares.  If you join a Taxpayer’s Association whereby you routinely report your overseas income, you will be eligible for a 10% tax deduction.  Alternatively, you may report and pay the tax as part of your Global Tax Return which must be filed by May 31 of the year following the year in which the taxable event occurred.

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ATTACHMENT B

GUIDE TO TAX ISSUES IN MACAU

The following is a general summary of the material tax consequences of accepting the Offer to Replace for Eligible Employees subject to tax in Macau.  This summary is based on the laws in effect in Macau as of March 2008.  This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Employees.  Please note that tax laws change frequently and occasionally on a retroactive basis.  As a result, the information contained in this summary may be out of date at the time the New Option is granted, exercised or you sell shares acquired upon exercise of the New Option.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you.  Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Acceptance of Offer to Replace.  If you tender your Eligible Underwater Options, you likely will not recognize any taxable income in Macau at the time of your tender.

Cancellation and Grant of New Option.  The cancellation of tendered Eligible Underwater Options and the grant of a New Option in replacement will not be a taxable event for Macau income tax purposes.

Exercise of New Option.  When you exercise the New Option, you will be not be subject to professional tax or social security contributions, provided that the grant of stock options is not part of your employment contract with the Macau subsidiary.

Sale of Acquired Shares.  When you subsequently sell the shares acquired at exercise of the New Option, you will not be subject to any tax.

Withholding and Reporting.  Neither SST nor your employer will be required to withhold tax in connection with your New Option.

III-5

ATTACHMENT B

GUIDE TO TAX ISSUES IN SINGAPORE

The following is a general summary of the material tax consequences of accepting the Offer to Replace for Eligible Employees subject to tax in Singapore.  This summary is based on the laws in effect in Singapore as of March 2008.  This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Employees.  Please note that tax laws change frequently and occasionally on a retroactive basis.  As a result, the information contained in this summary may be out of date at the time the New Options are granted, exercised or you sell shares acquired upon exercise of the New Options.

This summary also includes other country specific requirements that may apply to you.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you.  Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Acceptance of Offer to Replace.  If you tender your Eligible Underwater Options, you may be subject to tax in Singapore at the time of your tender because the Inland Revenue Authority of Singapore (“IRAS”) may view the tender as a taxable “release” of an existing right.  In practice, however, the IRAS is likely to disregard the “release” of Eligible Underwater Options and simply tax the New Option upon exercise.   As this result is uncertain, we recommend that you check with your tax advisor on the potential tax consequences of the Offer to Replace.

Cancellation and Grant of New Option.  The cancellation of tendered Eligible Underwater Options and the grant of a New Option in replacement will not be a taxable event for Singapore income tax purposes.

Exercise of New Option.  Assuming you are not taxed when you tender the Eligible Underwater Options, you will be subject to tax on the difference (or spread) between the fair market value of the shares on the date of exercise and the exercise price.  For the portion of the New Option that vests more than one year after the New Option grant date, you may be eligible for an exemption or deferral under one or both of the following favorable tax schemes:

Company Employee Equity-Based Remuneration Scheme (“CEEBR Scheme”)

If all of the conditions of the CEEBR Scheme are satisfied, you may be able to claim a tax exemption on the first S$2,000 of the spread per year and 25% of the remaining spread per year subject to a total exemption of S$1 million over a 10-year period beginning in the year you exercise the New Option.

Qualified Employee Equity-Based Remuneration Scheme (“QEEBR Scheme”)

If all of the conditions of the QEEBR Scheme are satisfied, you may be able to defer the tax due at exercise on the portion of the spread that was not exempt, if any, from tax under the CEEBR Scheme described above.  Please note that if you qualify for deferral under the QEEBR Scheme, you will accrue interest on the tax-deferred amount.

You are strongly recommended to consult with your personal tax advisor to determine if you are eligible for favorable tax treatment under the CEEBR or QEEBR Schemes, and to ascertain what steps, if any, you must take in order to invoke these schemes.

You likely will not be subject to mandatory Central Provident Fund contributions when you exercise the New Option.

III-6

Please note that if you are neither a Singapore citizen nor a Singapore permanent resident, or if you are a Singapore permanent resident who intends to leave Singapore on a permanent basis, different rules may apply to you and you are advised to consult with your personal tax advisor.

Sale of Acquired Shares.  When you subsequently sell the shares acquired at exercise of the New Option, you will not be subject to tax, provided you are not in the business of buying and selling securities.

Withholding and Reporting.  Generally, neither SST nor your employer will be required to withhold income tax when you exercise your New Option.  However, your employer will prepare a Form IR8A each year, including any taxable benefit that you have derived pursuant to this tender or the exercise of the New Option. Your employer will provide this Form IR8A to you.  You will be responsible for submitting your own tax return to the IRAS and paying any applicable tax.  Generally, your tax return must be filed by April 35 of the year following the year the income was received.

Please note that if you are neither a Singapore citizen nor a Singapore permanent resident, or if you are a Singapore permanent resident who intends to leave Singapore on a permanent basis, and you are about to cease your employment, special rules may apply to you.  Your employer is required to notify the IRAS on Form IR21 of your expected cessation of employment or departure from Singapore at least one month before you cease employment.  In this case, your employer will also withhold any income payable to you, including income from the deemed exercise, for 30 days after the filing of the Form IR21, or until tax clearance is given by the IRAS, whichever is earlier.  Any income tax due from you will be deducted from the amount withheld, and the balance will be paid to you.  If the amount your employer has withheld is insufficient, you must make arrangements to pay the remaining income tax due.

Director Reporting Information.  If you are a director, associate director or shadow director of a Singapore affiliate of SST, you are subject to certain notification requirements under the Singapore Companies Act.  Among these requirements is an obligation to notify the Singapore affiliate in writing when you receive an interest (e.g., options, shares) in SST or any related company.  In addition, you must notify the Singapore affiliate when you sell shares of SST or any related company (including when you sell shares acquired under this tender offer).  These notifications must be made within two business days of acquiring or disposing of any interest in SST or any related company.  In addition, a notification must be made of your interests in SST or any related company within two business days of becoming a director.

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ATTACHMENT B

GUIDE TO TAX ISSUES IN TAIWAN

The following is a general summary of the material tax consequences of accepting the Offer for Eligible Employees subject to tax in Taiwan.  This summary is based on the laws in effect in Taiwan as of March 2008.  This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Employees.  Please note that tax laws change frequently and occasionally on a retroactive basis.  As a result, the information contained in this summary may be out of date at the time the Amended or New Option is granted, exercised or you sell shares acquired upon exercise of the Amended or New Option.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you.  Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Acceptance of Offer.  If you tender your Eligible 409A Option or your Eligible Underwater Option, you likely will not recognize any taxable income in Taiwan at the time of your tender.  Please note, however, that the Taiwanese tax treatment of a tender of options is uncertain.  Therefore, we recommend that you check with your tax advisor on the potential tax consequences of the Offer.

Amendment of Option.  The amendment of your Eligible 409A Option to increase the exercise price likely is not a taxable event.  Please note, however, that this result is not completely certain.

Cancellation and Grant of New Option.  The cancellation of tendered Eligible Underwater Options and the grant of a New Option in replacement will not be a taxable event for Taiwanese income tax purposes.

Exercise of Amended Option or New Option.  When you exercise your Amended Option or New Option, you will be subject to tax on the difference (or spread) between the fair market value of the shares on the date of exercise and the exercise price.  You will not be subject to social insurance contributions on the spread when you exercise the New Option.

Sale of Acquired Shares.  When you subsequently sell the shares acquired at exercise of the Amended Option or New Option, you will not be subject to tax on any gain, provided the sale takes place before January 1, 2009.  However, starting from January 1, 2009, such gain may be subject to alternative minimum tax.  Please consult with your personal tax advisor regarding whether you will be subject to alternative minimum tax on the sale of acquired shares.

Withholding and Reporting.  Neither SST nor your employer will be required to withhold income tax when you exercise your Amended Option or New Option.  However, your employer is required to report your name, address and ID number and the taxable amount of the spread and file a non-withholding statement with the tax authorities when you exercise the Amended Option or New Option.  A copy of the non-withholding statement will be issued to you.  You will be responsible for reporting and paying any tax resulting from the exercise of the Amended Option or New Option and the sale of shares.  You must file your annual tax return during the month of May of the year following the year the taxable event occurred.

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ATTACHMENT B

GUIDE TO TAX ISSUES IN THE UNITED KINGDOM

The following is a general summary of the material tax consequences of accepting the Offer to Replace for Eligible Employees subject to tax in the United Kingdom.  This summary is based on the laws in effect in the United Kingdom as of March 2008.  This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Employees.  Please note that tax laws change frequently and occasionally on a retroactive basis.  As a result, the information contained in this summary may be out of date at the time the New Options are granted, exercised or you sell shares acquired upon exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes or are not treated as resident and ordinary resident in the United Kingdom, the information contained in this summary may not be applicable to you.  Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Acceptance of Offer to Replace.  If you tender your Eligible Underwater Options, you  will not recognize any taxable income in the United Kingdom at the time of your tender.

Cancellation and Grant of New Option.  The cancellation of tendered Eligible Underwater Options and the grant of a New Option in replacement will not be a taxable event for United Kingdom income tax purposes.

Exercise of New Option.  When you exercise the New Option, you will be subject to income tax on the difference (or spread) between the fair market value of the shares on the date of exercise and the exercise price.  In addition, you will be subject to employee national insurance contributions (“NICs”) on the spread when you exercise the New Option. Your employer will calculate the income tax and NICs due on exercise of the New Option and account for these amounts to Her Majesty’s Revenue and Customs (“HMRC”) on your behalf.  If, for any reason, your employer is unable to withhold the income tax under the Pay As You Earn (“PAYE”) system or by another method permitted in your stock option agreement, you must reimburse your employer for the tax paid within 90 days of the date of exercise of the New Option, otherwise you will be deemed to have received a further taxable benefit equal to the amount of income tax due on the spread.  This will give rise to further income tax and NICs payable by you.

Sale of Acquired Shares.  When you subsequently sell the shares acquired at exercise of the New Option, you will be subject to capital gains tax on the difference between the sale proceeds and the fair market value of the shares on the date of exercise.  Capital gains may be reduced by taper relief, based on the number of years you hold the shares (following exercise of the New Option) prior to sale and whether you continue to be employed by SST or one of its subsidiaries at the time of sale.  Furthermore, capital gains tax is only payable on gains from all sources in any tax year to the extent that those gains exceed your annual personal exemption (£9,200 for the tax year 6 April 3007 to 5 April 3008).  If you acquire other shares in SST, you will need to take into account the share identification rules in calculating your capital gains liability.

Effective April 6, 2008, the capital gains taper relief described above is abolished.  For any sale of shares on or after April 6, 2008, the full amount of any capital gain will be taxed at a new flat rate after application of your annual exempt amount.

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Withholding and Reporting.  Your employer is required to withhold income tax and employee’s NICs, as described in the “Exercise of New Option” section above.  Your employer is also required to report the details of the tender, the grant of the New Options, the exercise of the New Option, other related income and any tax withheld to HMRC on its annual tax and share plan returns.  You will be responsible for reporting the exercise of the New Option and for reporting and paying any tax resulting from the sale of shares.

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